Vontive

500 Sansome Street, Suite 615

San Francisco, CA 94111

Tel: 833-747-3927 | Fax: 415-887-1192

May 03, 2023

VIA E-MAIL

Endpoint
Troy Peterson
tpeterson@endpoint.com
+1 (717) 421-7740

RE: Closing of Loan Number 1015061-0000015453-7 in the amount of $400,000.00 to Here Collection, LLC Series #3, a series of Here Collection, LLC (“Borrower”); Endpoint (“Escrow Company”) File No. 123791TN

To Whom It May Concern:

This letter constitutes Vontive, Inc. (“Lender”) closing instructions (the “Closing Instructions”) to you in connection with the loan in the above-referenced amount (the “Loan”) to be made by Lender to Borrower. The Loan is to be secured by the real property located at 1182 Ski Mountain Road, Gatlinburg, TN 37738 and is described further in the Security Instrument (as defined below) (the “Property”).

A.DOCUMENT DELIVERIES

In connection with the Closing, you should have received, or you will be receiving, the following original documents, duly executed, acknowledged, and in proper form for recording (where applicable) (the “Loan Documents”):

1.Deed of Trust dated 2023-05-03, made by Borrower to Lender (the “Security Installment”);

2.The following documents:

1.Term Sheet

2.Promissory Note

3.Deed of Trust

4.Agreement to Provide Insurance

5.Occupancy and Financial Status Affidavit

6.Business Purpose Affidavit

7.Borrower Certification and Authorization

8.Patriot Act Information Disclosure

9.Servicing Transfer Disclosure

Please ship documents to: 500 Sansome Street, Suite 615 San Francisco, CA 94111 Attention: Servicing Department

B.EXECUTION OF DOCUMENTS

You are responsible for verifying the execution (including initialing of certain provisions, where indicated, as well as dates that need completion) and acknowledgement, where indicated, by all parties to each of the Loan Documents in accordance with the instructions provided herein.

1.Be advised that some documents require initials or signatures in the body and/or exhibits of the document in addition to the signatures at the end of the document.

2.No changes, interlineations, margin notations, or other modifications shall be made to the Loan Documents without the express written approval of Lender.

3.All exhibits must be completed and attached to the Loan Documents in the form approved by Lender.

4.The legal descriptions contained in the Loan Documents and the Lender’s Policy must be identical.

5.All Loan Documents must be executed by the specific individuals indicated in the typed signature blocks personally, and not under power of attorney.

C.DELIVERY OF LOAN FUNDS

1.Lender will wire the amount of $386,977.22 (the “Loan Proceeds”) to you by federal wire transfer in accordance with Escrow’s provided wiring instructions. The net wire amount is calculated based on the following:

Net Wire Calculation

Total Loan Amount	$400,000.00
Initial Funding	$400,000.00
Origination Fee	$8,000.00
Underwriting Fee	$995.00
Prepaid Interest	$4,027.78
Net Wire Amount	$386,977.22

and:

a.Lender receives your acceptance of these Closing Instructions by signing and returning these Closing Instructions;

b.You acknowledge receipt of the signed Loan Documents;

c.Lender has received COPIES of all other Loan Documents relating to the closing of the Loan; and

d.Any cash to close must come from the Borrower. The account in which borrower funds are provided from must match the Borrower’s name. In the event it does not, third party authorization is required and must be approved by Lender in writing prior to closing.

2.The Loan Proceeds represent the funds available for disbursement in accordance with the disbursement instructions (the “Settlement Statement”) in the form approved by Lender.

3.It is understood by Borrower that interest shall accrue on the Loan at the interest rate set forth in the promissory note evidencing the Loan from (and including) the date that the Loan Proceeds are wired to escrow. Borrower shall be liable for all such accrued interest, regardless of the date the Loan Proceeds are disbursed from escrow or if the Loan Proceeds are returned to Lender. Any interest earned on the Loan Proceeds held in escrow shall be disbursed to Borrower along with the Loan Proceeds; provided, however, if the Loan does not close as described herein, the Loan Proceeds, including any interest earned thereon, will be paid to Lender.

D.CLOSING CONDITIONS

The following are conditions precedent which must be fully satisfied before the Loan Proceeds may be disbursed:

1.You have received the Loan Proceeds and all other funds necessary to close the transaction, if any (collectively, the “Closing Funds”) and are prepared to immediately disburse the Closing Funds in accordance with the Settlement Statement upon proper authorization in accordance with these Closing Instructions.

2.You have determined that all the Loan Documents are complete and all exhibits thereto have been attached (including, without limitation, the correct legal descriptions), have been properly executed, and are in proper form for recording and/or filing in the Official Records of Sevier County (the “Official Records”), or the office of the Secretary of State of Delaware, as applicable.

3.You have received all other documents, certificates, affidavits, and forms necessary to record and/or file the Loan Documents and close the transaction.

4.You have performed a search of the Borrower using his or her name and social security number, to confirm the Borrower does not have any recorded items against him or her.

5.Any property taxes that are due within two months of the settlement date must be paid current on the settlement statement as part of the transaction.

6.Endpoint Digital Closings, LLC is irrevocably committed to issue a final ALTA Lender’s Policy of Title Insurance Form, either as adopted October 17, 1992 or June 17, 2006 in favor of Lender (the “Lender’s Policy”) that satisfies all of the following requirements:

a.Title to the Property must be vested in Borrower;

b.Lender’s Policy shall insure the Security Instrument as a first and valid lien on the Property, subject only to the exceptions marked in Schedule B of the PRELIMINARY REPORT Order No. 123791TN as approved by Lender (the “Title Commitment”), and all non-standard exceptions have been removed;

c.Lender’s Policy must not contain any exception for mechanic’s liens or any other deletion or exception based on the commencement of construction. If construction has commenced on the Property, you must procure any terminations, releases, waivers, and indemnities as required to remove such exceptions from the Lender’s Policy;

d.Coverage shall be in the amount of the Loan;

e.Lender’s Policy shall be dated effective as of the date and time of the recording of the Security Instrument;

f.Lender’s Policy shall include the following endorsements, deletions or protections:

i.“Gap” protection, insuring the validity and priority of the Security Instrument against any hens or other matters of record which may come of record between the date and time of the Title Commitment and the date and time of the recording of the Security Instrument;

ii.endorsements numbered 100,8.1, ALTA 22 (address verification, showing the address as described above).

g.You have received authorization by email from the undersigned (each the “Lender’s Representative”) to proceed with the closing in accordance with Section 5 herein.

E.CLOSING

When all conditions to closing are satisfied, you may close escrow by taking the following steps, in the order listed:

1.Date all the documents deposited in escrow as of the closing date (unless otherwise already dated), and attach original counterpart signature pages for each document to form fully-executed originals of each document executed by the parties as may be applicable.

2.Record in the Official Records in the following order of recordation and priority:

a.the Security Instrument

3.Upon confirmation of recording, disburse the Loan Proceeds in accordance with the Settlement Statement.

F.POST-CLOSING OBLIGATIONS

The following are the post-closing obligations to be performed by you:

1.Upon recordation of the Loan Documents (the “Recording Date”), you shah immediately confirm recordation of the Loan Documents and provide all the recording information for the Loan Documents to the undersigned; and

2.No later than two (2) business day(s) after Recording Date, you shall deliver to the undersigned:

a.Conformed copies of the Loan Documents;

b.A certified copy of the final Settlement Statement

G.EXPENSES

Borrower shall pay all costs and expenses in connection with the closing of the Loan, including those which may be incurred for the Lender’s Policy and endorsements, escrow fees, photocopying, recording and filing fees, mortgage taxes, title company services, and all other such fees, charges, and taxes. Lender shall have no responsibility or liability for any costs or expenses which may be incurred in connection with closing the Loan.

Any cash to close must come from Borrower. The account in which Borrower funds are provided must match the Borrower’s name.

By your execution of these Closing Instructions, you hereby acknowledge and agree to strictly abide by these Closing Instructions and perform your obligations hereunder. You acknowledge and agree that your signature transmitted to the undersigned by email shall represent the valid and binding execution of these Closing Instructions. Notwithstanding your failure to execute these Closing Instructions, your disbursement of the Loan Proceeds shall conclusively evidence your agreement to strictly abide by these Closing Instructions and perform your obligations hereunder. Upon your disbursement of the Loan Proceeds:

1.Endpoint Digital Closings, LLC’s commitment to issue the Lender’s Policy in accordance with these Closing Instructions is irrevocable.

2.Endpoint Digital Closings, LLC accepts all risks and liabilities for the issuance of the Lender’s Policy notwithstanding the fact that certain Loan Documents may not have been recorded or filed.

Please contact the undersigned if you require further information regarding these Closing Instructions or any other matter.

EXECUTED AS OF May ___, 2023

Vontive, Inc.

By:
Name:	Charith Mendis
Title:	Operations

ACCEPTED AND AGREED TO this May ___, 2023 by Endpoint.

By:	/s/ Fran Santiago
Name:	Fran Santiago
Note:	Person signing must be an Authorized Agent.

TERM SHEET

Loan Number: 1015061-0000015453-7

The undersigned Here Collection, LLC Series #3, a series of Here Collection, LLC (“Borrower”) hereby applies to Vontive, Inc. (“Lender”) for a first lien position loan (the “Loan”) with respect to the real property located at 1182 Ski Mountain Road, Gatlinburg, TN 37738 and described in attached Exhibit “A” (the “Property”) on the terms and conditions set forth below.

LOAN TERMS
Loan Amount	$400,000.00 (Not to Exceed)
Initial Distribution:	$400,000.00
Draw Fee:	N/A
Origination Fee:	2.000% of the Loan Amount, due at closing
Underwriting Fee:	$995.00, due at closing
Interest Rate:

Base Rate of 12.500% per annum, calculated on the basis of a 360-day year, payable in arrears on the first day of each month, except that Interest for the actual days remaining in the month in which the Closing occurs must be prepaid at Closing.

Dutch Interest:	No
Amortization:	N/A
Monthly Interest Payment:	$4,166.67
Default Rate:	18.00% per annum
Late Penalty:

Late penalty is equal to the lesser of (i) ten percent (10.00%) of the amount of such payment, or (ii) the maximum percentage rate permitted under applicable law of the amount of such payment, including payments due at maturity or on acceleration, if payment is more than 10 days late.

Loan Term:	12 Months
Maturity Date:	June 01,2024
Loan Type:	Fixed Loan
Prepayment Penalty:	None

Minimum Interest:	None
Exit Fee:	0.000% of the Loan Amount, due at payoff

CLOSING. Subject to the satisfaction of all of the terms and conditions of this Application, the Loan must be closed (“Closing”) on a date acceptable to Lender on or before May 03,2023 (“Closing Deadline”). The Loan will be disbursed from escrow less closing costs, fees and expenditures due from Borrower pursuant to the terms hereof. Time is of the essence. If a Closing Date prior to the Closing Deadline is scheduled by the parties, but the Borrower fails to deposit required documents and funds by such date, interest shall accrue on the Loan from the scheduled Closing Date.

Loan Documents: The Loan shall be evidenced by a Promissory Note (“Note”) and secured by a first lien Deed of Trust on the Property (the “Deed of Trust”), the certificate, a guaranty signed by Guarantors and all other documents required by Lender (collectively the “Loan Documents”). The Loan Documents shall be in a form and with content acceptable to Lender in its sole discretion.

Lender’s Costs and Expenses: Whether or not the Loan is funded. Borrower shall pay all costs and expenses incurred by Lender in connection with the negotiation, documentation, funding and closing of the Loan, including, without limitation, legal fees, title insurance premiums, escrow fees, filing and search fees and appraisal, environmental and inspection fees and charges. If the Loan does not close, those costs shall be due from Borrower when billed by Lender, and if not paid within ten (10) days of the billing date, the full Loan Fee shall become immediately due and payable.

Assignability: Neither this Application nor the Commitment (if this Application is accepted by Lender) are assignable by Borrower, by operation of law or otherwise, and any purported assignment shall be null and void and result in the termination of any Lender Commitment and the Lender’s retention of the Loan Fee. This Application, the Commitment (if the Application is accepted by Lender) and Loan may be assigned by Lender, in whole or in part, without Borrower’s consent, but such assignment shall not relieve Lender of its obligations under the Commitment, if made.

Commission and Brokerage Fees: Borrower agrees to indemnify, defend and hold Lender harmless from and against any liability for the payment of any commission, charge or brokerage fees to anyone which may be payable in connection with the funding of the Loan or refinancing of any prior indebtedness, if applicable, based upon any action taken by Borrower. Borrower represents that no brokerage fees or commissions are payable by Borrower in connection with this Commitment.

Merger and Waiver: All prior representations, discussions, correspondence, negotiations and agreements between the parties relative to the Loan are merged in this Application. This Application and the Commitment (if the Application is accepted by Lender) can only be changed by an instrument in writing signed by both parties. Lender reserves the right to partially or fully waive compliance with any of the covenants and conditions contained herein, all of which have been included for Lender’s benefit.

Termination: Lender may terminate the Commitment by written notice to Borrower if: (a) Borrower or any Guarantor fails to comply with any term or condition of the Commitment; (b) Borrower or any Guarantor or any person, partnership, limited liability company, corporation or other entity holding an ownership interest in Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property; (ii) admit in writing an inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated as bankrupt or insolvent; or (v) as debtor, file or have filed against it petitions in bankruptcy, or petitions seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute; (c) any misrepresentation, warranty, statement, certificate, or other information made or furnished to Lender is false or misleading in any material respect; (d) there has been a material adverse change in the financial condition or credit standing of Borrower or any Guarantor or any person, partnership, limited liability company or corporation holding an ownership interest in Borrower or in the value, condition or operation of the Property; the Property or any material portion thereof is damaged or destroyed by fire or other casualty or is condemned or notice of condemnation proceedings is sent to Borrower; or (f) any engineering inspection report, environmental report, appraisal or other report, study or an analysis required by Lender as a condition of Closing the Loan is not acceptable to Lender in its sole and absolute discretion. If the Commitment is terminated for any of the reasons set forth in this Paragraph, then Lender shall retain the Loan Fee, and neither party shall have any further rights or obligations hereunder. LENDER AND BORROWER AGREE THAT LENDER’S RETENTION OF THE LOAN FEE AND COLLECTION OF THE FEES AND EXPENSES PROVIDED FOR IN PARAGRAPH 2 ABOVE ARE DEEMED TO BE LIQUIDATED DAMAGES, NOT A PENALTY, FOR BORROWER’S FAILURE TO PERFORM ITS OBLIGATIONS AND LENDER’S LOSS OF BARGAIN BEFORE OF THE DIFFICULTY, INCONVENIENCE AND UNCERTAINTY OF ASCERTAINING OF ACTUAL DAMAGES. NO OTHER DAMAGES, RIGHT OR REMEDIES SHALL BE COLLECTIBLE OR AVAILABLE TO LENDER.

The undersigned agree (s) to be bound by all of the terms and conditions of this Term Sheet and represents that the person executing this Summary has full authority to bind Borrower. The undersigned also agree(s) that wherever it is provided for compliance with certain terms, covenants and conditions is a prerequisite for Lender’s making the Loan, such compliance is an obligation to be fulfilled by the undersigned and is not merely an option.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY A LOAN, OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE.

EXECUTED AS OF May 3, 2023

BORROWER

Here Collection, LLC Series #3, a series of Here Collection, LLC, A Delaware Limited Liability Company

By: /s/ Yevgeniy Davidzon

Name: Yevgeniy Davidzon Authorized Signer

EXHIBIT A
Legal Description

The Land referred to herein below is situated in the County of Sevier, State of Tennessee, and is described as follows:

SITUATED IN THE ELEVENTH (11TH) CIVIL DISTRICT OF SEVIER COUNTY, TENNESSEE WITHIN THE CORPORATE LIMITS OF THE CITY OF GATLINBURG, AND BEING ALL OF LOT 31 OF SKI ROAD PROPERTIES, AS THE SAME APPEARS ON THE PLAT OF RECORD IN MAP BOOK 6, PAGE 78, IN THE REGISTER’S OFFICE OR SEVIER COUNTY, TENNESSEE, TO WHICH SPECIFIC MAP REFERENCE IS HEREBY MADE FOR A MORE PARTICULAR DESCRIPTION.

BEING ALL OF THAT CERTAIN PROPERTY CONVEYED TO HERE COLLECTION, LLC SERIES #3, A SERIES OF HERE COLLECTION, LLC, A DELAWARE LIMITED LIABILITY COMPANY FROM JOSEPH CARTER REALTY INVESTMENTS, INC., BY DEED DATED APRIL 28,2022 AND RECORDED MAY 02,2022IN/AS BOOK 6090 PAGE 179 OF OFFICIAL RECORDS.

PROMISSORY NOTE

$400,000.00Date: May 03, 2023

THIS PROMISSORY NOTE (the “Note”), is made as of the date first written above by Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company (individually and collectively referred to herein as, “Borrower”), and is payable to the order of Vontive, Inc., a Delaware corporation, its successors and assigns (“Lender”), in the maximum principal amount of Four hundred thousand and 00/100 Dollars ($400,000.00), or so much thereof as may from time to time be outstanding hereunder, together with interest on the balance of principal from time to time remaining unpaid, all as provided below.

RECITALS

A.This Note evidences the loan being made by Lender to Borrower pursuant to the terms and conditions contained herein (the “Loan”).

B.This Note is secured, among other items, by (i) that certain Deed of Trust (as amended, restated, or otherwise modified from time to time, the “Security Instrument”), dated as of even date herewith, executed and delivered by Borrower for the benefit of Lender, encumbering the Secured Property, (ii) each Guaranty; and (iii) certain other documents and instruments securing repayment of this Note (together with the Security Instrument, each Guaranty, and all other documents evidencing or securing the Loan are hereinafter collectively referred to herein as the “Loan Documents”). All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Instrument and the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

1.Defined Terms. In addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings when used in this Note:

“ACH” shall have the meaning provided in Section 2(K).

“Borrower” shall have the meaning set forth in the introductory paragraph.

“Business Day” shall mean a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender in the State of Washington are open for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Note as a Business Day, all references to “days” shall be to calendar days.

“Default Rate” shall mean the lessor of (i) eighteen (18.00%) per annum, plus the Interest Rate, and (ii) the maximum rate permitted under applicable law;

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof, given by Borrower and Guarantors in favor of Lender, as the same may be amended, restated, or otherwise modified from time to time.

“Event of Default” shall mean (i) when used in reference to this Note, one or more of the events or occurrences referred to in Section 3(A) below; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Guaranty” means one or more guaranty agreements given by a Guarantor in favor of Lender, including but not limited to, that certain Unconditional Guaranty of Payment and Performance dated as of the date hereof, given by Guarantors in favor of Lender, each as may be amended, restated, or otherwise modified from time to time.

“Insolvent” or “Insolvency” means one or more of the following events with respect to a Person has occurred: death; dissolution; liquidation; termination of existence; “insolvent” or “insolvency” within the meaning of the United States Bankruptcy Code or other applicable statute; such Person’s inability to pay its debts as they come due or failure to have adequate capital to conduct its business; such Person’s failure to have assets having a fair saleable value net of any cost to dispose of such assets in excess of the amount required to pay the probable liability on its then existing debts (including unmatured, unliquidated and contingent debts); appointment of a receiver of any part of the property of such Person, execution of a trust mortgage or any assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors by or against such Person, or the offering of a plan to creditors or such Person for composition or extension, except for any involuntary proceeding commenced against such Person that is dismissed within thirty (30) days after the commencement thereof without the entry of an order for relief or the appointment of a trustee.

“Lender” shall have the meaning set forth in the introductory paragraph.

“Lien” means any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, capitalized lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.

“Loan” shall have the meaning provided in Recital A.

“Loan Documents” shall have the meaning provided in Recital B.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations, properties or prospects of Borrower, (b) the ability of Borrower to perform its obligations under this Note or any other Loan Document to which it is a party, (c) the perfection or priority of any Lien purported to be created by any Loan Document, or (d) the validity or enforceability of this Note or any of the other Loan Documents or the rights or remedies of Lender hereunder or thereunder.

“Maturity Date” shall have the meaning provided in Section 2(A).

“Payment Date” shall have the meaning provided in Section 2(D).

“Payment Reserve” shall have the meaning providing in Section 2(M).

“Permitted Encumbrances” means (i) those matters listed on Schedule B to the Title Policy to which title to the Premises may be subject at the date of the date hereof, (ii) all Liens and security interests in, to or affecting the Premises (or any portion thereof) arising under or created by the Security Instrument or any other Loan Document, (iii) any and all other matters affecting title to the Premises created with the prior written consent of Lender or created without the necessity of Lender’s consent pursuant to the Deed of Trust, and (iv) such other title exceptions as Lender may reasonably approve in writing.

“Person” means an individual, estate, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity.

“Premises” shall have the meaning provided in the Security Instrument.

“Secured Obligations” shall have the meaning provided in the Security Instrument.

“Secured Property” shall have the meaning provided in the Security Instrument.

“Security Instrument” shall have the meaning provided in Recital B.

“Title Policy” means Lender’s title insurance policy with extended coverage (issued by a title company acceptable to Lender), insuring the lien of the Security Instrument as a valid first, prior and paramount Lien upon the Premises and all appurtenant easements, with such endorsements as Lender may require, and subject to no other exceptions other than the Permitted Encumbrances.

2.Rates and Payment of Interest on the Loan.

A.Maturity Date. The Loan shall be due and payable, and Borrower hereby promises to pay the outstanding principal amount of the Loan to Lender, together with all accrued interest thereon then remaining unpaid and all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents, on or before June 01, 2024 (the “Maturity Date”), subject to earlier acceleration as provided herein.

B.Interest Rate. Borrower promises to pay to Lender interest on the unpaid principal balance hereof at the rate of Twelve and 50/100 percent (12.500%) (the “Interest Rate”) per annum.

C.Payment of Loan Fee. Simultaneously with the disbursement of the loan proceeds to Borrower, Borrower shall pay to Lender a loan fee equal to Two and 00/100 percentage of the total loan amount (2.000%).

D.Payments of Interest. Commencing July 01,2023, and on the first (1st) day of each calendar month thereafter (a “Payment Date”), Borrower shall pay accrued interest on the Loan in arrears. In addition, upon the payment or prepayment of the Loan, Borrower shall pay accrued interest on the principal amount so paid or prepaid. Interest payable at the Default Rate shall be payable from time to time on demand. All determinations by Lender of an interest rate hereunder shall be conclusive and binding on Borrower for all purposes, absent manifest error (that is an obvious mathematical error). Interest on this note is computed on a 30/360 basis; that is, by applying the ratio of the Interest Rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by 30. All interest payable under this Note is computed using this method.

E.Payments of Principal; Repayment of Loan. To the extent not sooner repaid, Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loan, together with all other amounts then outstanding under this Note and the other Loan Documents, on the Maturity Date.

F.Default Rate. Upon the occurrence of an Event of Default under this Note or any of the other Loan Documents and during the continuation thereof, and after the Maturity Date or following the acceleration of the Maturity Date of this Note, the outstanding principal balance of the Loan and any other amounts then owing by Borrower to Lender shall bear interest at the Default Rate. In addition, in such event, Lender, at its option, may add any unpaid accrued interest to principal, and such sum shall bear interest therefrom until paid in full at the Default Rate. The interest accruing under this Section shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

G.Late Charge, If any payment of interest or principal due under this Note is not made within ten (10) days after such payment is due, then, in addition to the payment of the amount so due. Borrower shall pay to Lender a “late charge” equal to the lesser of (i) ten percent (10.00%) of the amount of such payment, or (ii) the maximum percentage rate permitted under applicable law of the amount of such payment, to compensate Lender for the cost of collecting and handling such late payment. Such late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

H.Usury. Lender and Borrower intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by Lender from Borrower. Accordingly, notwithstanding any other provision hereof, Borrower shall not be required to make any payment of interest that conflicts with the mandatory and nonwaivable provisions of applicable law limiting the maximum amount of interest which may be charged or collected by Lender. Any such excess payment made by Borrower and received by Lender shall be credited as a payment of principal, unless Borrower shall notify Lender in writing that Borrower elects to have such excess sum returned to it. To the fullest extent permitted by law, in any action, suit or proceeding pertaining to this Note, the burden of proof, by clear and convincing evidence, shall be on Borrower to demonstrate that this Section 2(H) applies to limit any obligation of Borrower under this Note or to require Lender to make any refund, or claiming that this Note conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by Lender from Borrower, as to each element of such claim.

I.Prepayment. Borrower may prepay the Loan in frill at any time without premium or penalty. Borrower shall give Lender at least ten (10) days prior written notice of the prepayment of the Loan. Prepayments shall be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid, plus the outstanding principal balance of the Loan, plus all other unpaid amounts, charges, fees and expenses outstanding under this Note or under any of the other Loan Documents. Amounts so prepaid may not be re-borrowed.

J.Computations. Unless otherwise expressly set forth herein, any accrued interest on the Loan, any fees or any other obligations due hereunder shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. Interest on this Note shall be payable for the day a disbursement of proceeds of the Loan is made. Regularly scheduled payments of interest on this Note shall include interest accrued through the day on which the payment is made.

K.Payments, Fees and Other General Provisions. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Note, the Security Instrument or any other Loan Document shall be made in U.S. dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender by Automated Clearing House (“ACH”) electronic payment to Lender (or such other electronic means acceptable to Lender) on the date on which such payment shall become due. If the due date of any payment under this Note or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. Borrower hereby agrees to deliver all such documents and instruments as Lender may require from time to time in order to effectuate such ACH payments.

L.Agreement Regarding Interest and Charges. The parties hereto hereby agree and stipulate that the only charge imposed upon Borrower for the use of money in connection with this Note is and shall be the interest specifically described in Section 1(C) above. Notwithstanding the foregoing, the parties hereto birther agree and stipulate that all agency fees, arrangement fees, amendment fees, transfer review fees, up-front fees, commitment fees, facility fees, exit fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by Lender to third parties or for damages incurred by Lender, or any other similar amounts are charges made to compensate Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by Lender in connection with this Note and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

M.[RESERVED]

N.[RESERVED]

3.[RESERVED]

4.[RESERVED]

5.Default and Remedies.

A.An “Event of Default” shall have occurred upon the occurrence of any one or more of the following:

(i)any failure by Borrower to make payments of interest to Lender as required hereunder, or any fees or other charges required to be paid to Lender hereunder or under any other Loan Document, and such failure continues for a period of thirty (30) days or more following its due date;

(ii)failure by Borrower to pay the Loan in full on the Maturity Date in accordance with the terms hereunder;

(iii)failure by Borrower to provide access to the Premises as described in Section 3 herein;

(iv)failure by Borrower to make any payment required by Section 4 herein;

(v)any failure by Borrower to comply with any of the covenants set forth in Article 5 of the Security Instrument;

(vi)the failure by Guarantor to comply with any of the covenants set forth in the Guaranty or the Environmental Indemnity, and such failure continues for more than five (5) days after notice from Lender thereof;

(vii)any representation, warranty, financial statement, certification or other information at any time made by or on behalf of Borrower or any Guarantor to Lender becomes false or misleading in any material respect;

(viii)Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may have a Material Adverse Effect (as determined by Lender in its reasonable discretion);

(ix)issuance of any injunctions that have a Material Adverse Effect (as determined by Lender in its reasonable discretion), or issuance of any attachments which in the aggregate exceed Ten Thousand and 00/100 Dollars ($10,000.00) in value against Borrower, which is not dismissed or bonded, to the satisfaction of Lender, within sixty (60) days after its issuance;

(x)calling of a meeting of creditors, formation or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for or with the consent or acquiescence of Borrower;

(xi)Insolvency of Borrower or any Guarantor;

(xii)any money judgments aggregating in excess of Ten Thousand and 00/100 Dollars ($10,000.00) are entered against Borrower (except to the extent fully covered by insurance and the insurance carrier has confirmed coverage without reservation of rights), and continue unsatisfied and in effect for a period of sixty (60) days;

(xiii)any garnishment, levy or execution is issued and served upon Lender, which garnishment, levy or execution covers any material portion of property of Borrower in the possession of Lender;

(xiv)(a) any Loan Document, or any covenant, agreement or obligation contained therein or evidenced thereby, ceases in any material respect to be legal, valid, binding or enforceable in accordance with its terms, or is cancelled, terminated, revoked or rescinded other than in accordance with the terms hereof or thereof, (b) any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any Loan Document is commenced by or on behalf of Borrower or any Guarantor, or (c) any court or any other Governmental Authority of competent jurisdiction makes a determination that, or issues a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents, or any one or more of the obligations of Borrower or Guarantor thereunder, are illegal, invalid or unenforceable in any material respect in accordance with the terms thereof;

(xv)the security interests granted by Borrower under the Loan Documents cease to be valid, first priority security interests (subject only to Permitted Encumbrances) or fails to be perfected, or any Person successfully contests the validity, priority, enforceability or perfection of such security interests;

(xvi)the occurrence of any event or condition that Lender determines, in its reasonable discretion, could have a Material Adverse Effect;

(xvii)the institution of a foreclosure action against the Premises (other than by Lender) or any part thereof, or the filing of a Lien (other than by Lender or a Permitted Encumbrance) against the Secured Property or any part thereof, which is not removed of record, bonded off, or dismissed within thirty (30) days of the institution or filing thereof;

(xviii)the occurrence of any Event of Default under any of the other Loan Documents; or

(xix)the occurrence of any “Default”, “Event of Default” or concept of similar meaning under any other credit facility or loan document evidencing any debt of Borrower to Lender other than with respect to the Secured Obligations.

B.If an Event of Default has occurred and is continuing, Lender shall have the option, without demand or notice, other than specified herein or in the other Loan Documents, to declare the unpaid principal of this Note, together with all accrued interest, and other sums secured by the Security Instrument or other Loan Documents, at once due and payable to the extent permitted by law, to foreclose the Security Instrument and the liens or security interests securing the payment of this Note, and to exercise any and all other rights and remedies available at law or in equity under the Security Instrument or the other Loan Documents.

C.The remedies of Lender, as provided herein or in the Security Instrument or any of the other Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

6.Costs and Attorneys’ Fees. If any Event of Default shall occur and be continuing beyond any applicable cure period, or if Lender incurs any expenses or costs in connection with the protection or realization of any collateral, whether or not suit is filed thereon or on any instrument granting a security interest in said collateral, Borrower promises to pay all costs of collection of every kind, including but not limited to all appraisal costs, reasonable attorneys’ fees (including, without limitation, any fees and expenses incurred by any in-house legal counsel), court costs, and expenses of every kind, incurred by Lender in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto.

7.Use of Proceeds. Borrower represents, warrants, covenants and agrees that all proceeds of the Loan evidenced by this Note will be used exclusively for commercial, business or investment purposes.

8.Waiver. To the fullest extent permitted under applicable law, Borrower, and each Guarantor, surety and endorser hereon waives grace, notice, notice of intent to accelerate, notice of default, protest, demand, presentment for payment and diligence in the collection of this Note, and in the filing of suit hereon, and agrees that such Person’s liability and the liability of such Person’s heirs, beneficiaries, successors and assigns for the payment hereof shall not be affected or impaired by any release or change in the security or by any increase, modification, renewal or extension of the indebtedness or its mode and time of payment. It is specifically agreed by the undersigned that Lender shall have the right at all times to decline to make any such release or change in any security given to secure the payment hereof and to decline to make any such increase, modification, renewal or extension of the indebtedness or its mode and time of payment.

9.Notices. Any notices expressly required or permitted by this Note must be in writing, and will be deemed to have been given when delivered by hand, when sent by facsimile, on the date of delivery by any national overnight delivery service (delivery charges prepaid), or on the date of delivery by the United States Postal Service after deposit in the U.S. mails (postage prepaid, certified and return receipt requested), and addressed to the parties at the addresses set forth below, or, in either case, to such other address as a party may designate in a written notice to the other party given in accordance with this Section.

If to Borrower:Here Collection, LLC Series #3, a series of Here Collection, LLC
815 Larkview Street
Merritt Island, FL 32953
Attention: Yevgeniy Davidzon

If to Lender:Vontive, Inc.
500 Sansome Street, Suite 615
San Francisco, CA 94111
Attention: Charith Mendis
Email: servicing@vontive.com

10.Application of Payments. All payments on account of the indebtedness evidencing the Note shall first be applied to late charges and costs and fees incurred by Lender in enforcing its rights hereunder or under the Security Instrument and the other Loan Documents, second to accrued interest on the unpaid principal balance, and third to reduce unpaid principal.

11.[RESERVED]

12.Miscellaneous.

A.The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

B.The obligations and liabilities under this Note of Borrower shall be binding upon and enforceable against Borrower and its heirs, legatees, legal representatives, successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender, its successors and assigns.

C.If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

D.Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, Lender may at any time sell one or more participations in the Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

E.Time is of the essence of this Note and of each and every provision hereof.

F.This Note, together with the other Loan Documents, sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Note, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Note other than as are set forth herein and in the other Loan Documents. This Note and the other Loan Documents supersede all prior written and oral commitments and agreements relating to the Loan. Borrower acknowledges that it is executing this Note without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein.

G.This Note and each provision hereof may be modified, amended, changed, altered, waived, terminated or discharged only by a written instrument signed by the party sought to be bound by such modification, amendment, change, alteration, waiver, termination or discharge.

H.Each party to this Note and legal counsel to each party have participated in the drafting of this Note (or have had the opportunity to consult with legal counsel), and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note, to the extent permitted under applicable law.

13.Choice of Laws. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

14.WAIVER OF JURY TRIAL. BORROWER, BY ITS SIGNATURE BELOW, AND LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY

15.JURISDICTION AND VENUE. All judicial proceedings brought against Lender, Borrower, or any Guarantor with respect to this Note and the other Loan Documents may be brought exclusively in the courts of the State of Washington located in the City of Seattle, King County, or of the United States for the Western District of Washington, and by execution and delivery of this Note, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note. Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 14.

16.[RESERVED]

17.Survival; Release. if there are two or more parcels to this transaction, then the following applies. All agreements, representations and warranties made in this Note shall survive the execution of this Note, the making of each advance of the Loan by Lender, and the execution of the other Loan Documents, and shall continue until Lender receives payment in full of all obligations of Borrower incurred under this Note and the other Loan Documents. Lender agrees that Lender shall provide Borrower with a release in form and substance satisfactory to Lender (a “Release”), regarding a portion of the Secured Property designated by Borrower for release and which is approved in writing by Lender in Lender’s sole discretion (each a “Release Parcel”), from the Security Instrument upon the satisfaction of the following conditions, as determined solely by Lender:

A.No Default or Event of Default is then occurring, and no Default or Event of Default will result from the making of the Release;

B.Lender shall have received not less than fifteen (15) Business Days* prior written notice of the estimated date of the proposed Release;

C.Lender shall have determined, in its sole discretion, that the portions of the Secured Property remaining subject to the lien of the Security Instrument following any such partial release (the “Remaining Property”) shall have access at its boundary to and be adjacent to and contiguous with, publicly dedicated and improved roads or highways then in existence;

D.Lender shall have first received all of the following with respect to the Release Parcel and Remaining Property, at Borrower’s sole cost and expense:

(i)payment to Lender in full of an amount equal to one hundred twenty percent (120%) of the unpaid principal balance of Loan allocated to such Release Parcel, as determined by Lender in its reasonable discretion (the “Release Price”), in certified funds (or other good and sufficient funds satisfactory to Lender in its sole discretion) which are immediately available to Lender without any escrow or other condition, all as determined solely by Lender; provided, however, that the amount of any payment made in connection with the delivery of a Release shall be in addition to all amounts due and payable by Borrower as of the date that payment thereof is made to Lender, including, without limitation, amounts due in connection with the Loan;

(ii)evidence that the Release Parcel and the Remaining Property are each legal parcels lawfully created in compliance with all applicable subdivision laws and ordinances;

(iii)evidence that the Remaining Property has the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Lender’s sole opinion, for the use thereof;

(iv)evidence satisfactory to Lender that all taxes, bonds or assessments, which constitute a Lien against the Secured Property have been properly allocated between the Release Parcel and the Remaining Property;

(v)if any, payment of Lender’s out-of-pocket reasonable expenses, including, without limitation, the fees and expenses of counsel, in connection with the Release, the cost of all title insurance endorsements requested by Lender, and any trustee’s fees and recording costs in connection with the partial release;

(vi)such other documents, instruments and certifications as Lender may reasonably request; and

(vii)Lender shall have received, at Borrower’s sole cost and expense, all title insurance endorsements required by Lender with respect to the Title Policy.

E.Amounts received by Lender pursuant to this Section 16 shall be applied as follows:

(i)FIRST, to the payment of any unpaid costs and expenses due in connection with the Loan, including but not limited to, the Release Price;

(ii)SECOND, to any accrued and unpaid interest due in connection with the Loan; and

(iii)LASTLY, to the outstanding principal balance of the Loan.

F.Lender shall provide a Release in the ordinary course of business, only after Lender has received payment in full of the Release Price and upon the satisfaction of all other conditions set forth in this Section 16.

G.Neither the acceptance of any payments nor the issuance of any partial release by Lender shall relieve or otherwise affect Borrower’s liability for the full amount of the Loan indebtedness remaining unpaid or affect the Lien of the Security Instrument encumbering the Remaining Property.

18.Further Assurances. Borrower shall, at Borrower’s sole cost and expense: (a) execute and deliver to Lender such documents, instruments, certificates, and financial information as Lender may reasonably request, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Note and the other Loan Documents, as Lender reasonably requires from time to time. Failure of Borrower to comply with this Section within ten (10) Business Days’ of Lender’s request shall be an Event of Default hereunder.

(Signature page(s) follow)

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY. EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of

May 3, 2023.

BORROWER:

Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

By: /s/ Yevgeniy Davidzon

Name:Yevgeniy Davidzon

Title:Authorized Signer

This instrument was prepared by: Vontive, Inc.

Recording requested by and when
Recorded mail to:

Vontive, Inc. 500 Sansome Street, Suite 615 San Francisco, CA 94111 Attention: Servicing Department	The maximum principal Indebtedness for Tennessee recording tax purposes is: $400,000.00.

(Space above this line for Recorder’s use)

THIS INSTRUMENT SECURES OBLIGATORY ADVANCES AND IS FOR COMMERCIAL PURPOSES.

THIS INSTRUMENT IS A FIXTURE FILING TO BE INDEXED IN THE REAL PROPERTY RECORDS.

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT, AND FIXTURE FILING

This Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Deed of Trust”) is made as of May 03, 2023, by Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company, as trustor (“Trustor”), to Endpoint Digital Closings, LLC, a resident of the State of Tennessee, as trustee (“Trustee”), for the benefit of Vontive, Inc., a Delaware corporation, its successors and assigns, as beneficiary (“Beneficiary”).

ARTICLE 1GRANT IN TRUST.

Section 1.1The Secured Property. For the purpose of securing payment and performance of the Secured Obligations defined in Section 2.1 (Purpose of Securing) below, Trustor hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may later acquire in the following property (all or any part of such property, or any interest in all or any part of it, together with the Personalty (as hereinafter defined) being hereinafter collectively referred to as the “Secured Property”):

(a)All estate, right, title, interest, claim and demand whatsoever which Trustor now has or hereafter acquires, either in law or in equity, in and to the real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)All buildings, structures, improvements, fixtures and appurtenances now or hereafter placed on the Land, and all apparatus and equipment now or hereafter attached in any manner to the Land or any building on the Land, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment (collectively, the “Improvements”; and together with the Land, the “Premises”);

(c)All easements and rights of way appurtenant to the Land; all crops growing or to be grown on the Land (including all such crops following severance from the Land); all standing timber upon the Land (including all such timber following severance from the Land); all development rights or credits and air rights; all water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant to the Land) and shares of stock and certificates pertaining to such water or water rights, ownership of which affect the Land; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Land;

(d)All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions relating to the use and enjoyment of all or any part of the Land or the Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing;

(e)All proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements, or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies, whether or not such policies are required by Beneficiary, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or the other property described above or any part of them; and

(f)All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

TO HAVE AND TO HOLD the Secured Property to the above named Trustee, and Trustee’s successors and assigns forever in trust, so secure the payment and performance of the Secured Obligations.

The lien of this Deed of Trust shall extend to all of Trustor’s present and future interests, title and estate in the Secured Property (all such interests, title and estate being defined as a part of the Secured Property). Without limiting the foregoing, Trustor specifically agrees that the lien on the Secured Property created by this Deed of Trust shall extend to all Trustor’s interests, title and estate in the Secured Property if Trustor should acquire fee simple title (or any lesser title, interest or estate) in or to the Secured Property or any part thereof, whether by exercise of an option to purchase, by operation of law, or otherwise. Trustor presently and hereby conveys all such future interests and title and estate including, but not limited to the fee simple interest with the same full general warranties of title as the Secured Property. The priority of the lien of this Deed of Trust shall be determined by the time of its original recording in the event that the Trustor shall acquire any such greater estate, title or interest in the Secured Property, the Trustor being estopped to deny the conveyance of such greater estate, title or interest herein. Further, Trustor acknowledges and agrees that the granting, conveying and warranting the title to the fee simple interest or any other greater estate has been relied upon by the Trustee and Beneficiary and serves as a material inducement for the Secured Obligations.

Trustor hereby expressly waives the equity of redemption, statutory right of redemption, and, all homestead, dower and all other exemptions and marital rights.

Section 1.2Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing under the Tennessee Uniform Commercial Code, as amended or recodified from time to time, covering any Secured Property which now is or later may become a fixture attached to the Land or any building located thereon.

Section 1.3Financing Statements. Trustor hereby irrevocably authorizes Beneficiary at any time and from time to file in any filing office in any Uniform Commercial Code jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Secured Property, without the signature of Trustor where permitted by law, and describing the collateral as “all assets” or “all personal property” or such other similar description as Beneficiary determines in its sole discretion in accordance with the Uniform Commercial Code. Trustor agrees to furnish Beneficiary, promptly upon request, with any information required by Beneficiary to complete such financing or continuation statements. If Beneficiary has filed any initial financing statements or amendments in any Uniform Commercial Code jurisdiction prior to the date hereof, Trustor ratifies and confirms its authorization of all such filings. Trustor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Beneficiary, and agrees that it will not do so without Beneficiary’s prior written consent, subject to Trustor’s rights under Section 9-509(d)(2) of the Uniform Commercial Code. Trustor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such additional financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. “Uniform Commercial Code” means the Uniform Commercial Code as enacted and in effect in the state where the Land is located (and as it may from time to time be amended); provided that, to the extent that the Uniform Commercial Code is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any security interest herein granted is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Land is located, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

ARTICLE 2THE SECURED OBLIGATIONS,

Section 2.1Purpose of Securing. Trustor makes the grant, conveyance, transfer and assignment set forth in Article 1 (Grant in Trust), IN TRUST, makes the irrevocable and absolute assignment set forth in Article 3 (Assignment of Leases and Rents), and grants the security interest set forth in Article 4 (Security Interest in Related Personalty), all for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Beneficiary may choose:

(a)Payment of the indebtedness evidenced by that certain Promissory Note of even date herewith given by Trustor in favor of Beneficiary, pursuant to which Beneficiary made a loan to Trustor in the maximum principal amount of Four hundred thousand and 00/100 Dollars ($400,000.00), and having a final maturity date of June 01, 2024 (as the same may be increased, renewed, amended, restated, or otherwise modified from time to time, the “Promissory Note”), together with all interest, late charges, prepayment fees, additional interest, collection costs, fees, and expenses as provided in the Promissory Note, and any future advances of amounts available for borrowing under the Promissory Note, to the fullest extent permitted under applicable law;

(b)Payment and performance of all obligations of Trustor under this Deed of Trust;

(c)Prompt and complete performance and observance of each and every covenant, obligation, or agreement of Trustor contained in this Deed of Trust or contained in any other document or instrument given by Trustor to further evidence or secure the indebtedness represented by the Promissory Note, but excluding any separate environmental indemnity; and

(d)Payment of any additional sums (and accrued interest) that may be loaned or advanced by Beneficiary to Trustor under any promissory note or notes evidencing loans that specifically state that they are secured by this Deed of Trust.

This Deed of Trust also secures payment of all obligations of Trustor under the Promissory Note which arise after the Promissory Note is extended, renewed, modified or amended pursuant to any written agreement between Trustor and Beneficiary, and all obligations of Trustor under any successor agreement or instrument which restates and supersedes the Promissory Note in its entirety. “Secured Obligations” shall not include any debts, obligations or liabilities which are or may hereafter be “consumer credit” subject to the disclosure requirements of the Federal Truth in Lending law or any regulation promulgated thereunder.

This Deed of Trust does not secure any obligation which expressly states that it is unsecured, whether contained in the foregoing Promissory Note or in any other document, agreement or instrument. Without limiting file generality of the foregoing, this Deed of Trust does not and shall not in any event be deemed to, secure the obligations of Trustor owing to Beneficiary under the Environmental Indemnity executed in connection with the foregoing Promissory Note or any obligations that are the substantial equivalent thereof.

Section 2.2Terms of Secured Obligations. All Persons who may have or acquire an interest in all or any part of the Secured Property will be considered to have notice of, and will be bound by, the terms of the Promissory Note described in Section 2.1(a) and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. These terms include any provisions in the Promissory Note that permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

ARTICLE 3ASSIGNMENT OF LEASES AND RENTS.

Section 3.1Assignment. Trustor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary (i) all existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or any part of the Secured Property, whether written or oral and whether for a definite term or month to month, together with all guarantees of the lessee’s obligations thereunder and together with all extensions, modifications and renewals thereof (hereinafter called the “Leases”), and (ii) all rents, royalties, issues, profits, revenue, income and proceeds of the Secured Property, whether now due, past due or to become due, including all prepaid rents and security deposits (collectively, the “Rents”), and confers upon Beneficiary the right to collect such Rents with or without taking possession of the Secured Property. In the event that anyone establishes and exercises any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Secured Property, any sums that may become due and payable to Trustor as bonus or royalty payments, and any damages or other compensation payable to Trustor in connection with the exercise of any such rights, shall also be considered Rents assigned under this Section 3.1. THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY. Furthermore, upon execution, this Deed of Trust creates a present security interest in all Rents and Leases applicable to the Secured Property, enforceable by all rights and remedies under Tennessee law.

Section 3.2Grant of License. Notwithstanding the provisions of Section 3.1, Beneficiary hereby confers upon Trustor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default (as defined in the Promissory Note) shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Trustor, and without regard to the adequacy of the security for the Secured Obligations.

Section 3.3Leases. Trustor represents and warrants that: (i) the Leases are in full force and effect and have not been modified or amended; (ii) the Rents have not been waived, discounted, compromised, setoff or paid more than one (1) month in advance; (iii) there are no other assignments, transfers, pledges or encumbrances of any Leases or Rents; and (iv) neither Trustor nor the lessees and tenants are in default under the Leases.

Section 3.4Performance of Leases. Trustor shall (i) fulfill or perform each and every term, covenant and provision of the Leases to be fulfilled or performed by the lessor thereunder; (ii) give prompt notice to Beneficiary of any notice received by Trustor of default thereunder or of any alleged default or failure of performance that could become a default thereunder, together with a complete copy of any such notice; and (iii) enforce, short of termination thereof, the performance or observance of each and every term, covenant and provision of each Lease to be performed or observed by the lessees and tenants thereunder.

Section 3.5Modification of Leases. Trustor, without the prior written consent of Beneficiary, shall not: (i) cancel or accept the surrender of any Lease; (ii) assign, transfer, pledge or encumber, the whole or any part of the Leases and Rents to anyone other than Beneficiary; (iii) accept any Rents more than one (1) month in advance of the accrual thereof; or (iv) do or permit anything to be done, the doing of which, or omit or refrain from doing anything, the omission of which, could be a breach or default under the terms of any Lease or a basis for termination thereof.

Section 3.6Beneficiary. Beneficiary does not assume and shall not be liable for any obligation of the lessor under any of the Leases and all such obligations shall continue to rest upon Trustor as though this assignment had not been made. Beneficiary shall not be liable for the failure or inability to collect any Rents.

Section 3.7Mortgagee In Possession. Neither the assignment of Leases and Rents contained herein or in any separate assignment nor the exercise by Beneficiary of any of its rights or remedies thereunder or in connection therewith, prior to Beneficiary obtaining actual possession of the Secured Property as provided in Articles 6 (Remedies) hereof, shall constitute Beneficiary a “mortgagee in possession” or otherwise make Beneficiary responsible or liable in any manner with respect to the Secured Property or the occupancy, operation or use thereof. In the event Beneficiary obtains actual possession of the Secured Property as provided in Articles 6 (Remedies) hereof, Beneficiary shall have the rights, and Beneficiary’s liability shall be limited, as provided in that Section.

ARTICLE 4SECURITY INTEREST IN RELATED PERSONALTY.

Section 4.1Grant of Security Interest. Trustor grants to Beneficiary a security interest in, and pledges and assigns to Beneficiary, all of Trustor’s right, title and interest, whether presently existing or hereafter acquired in and to all of the following property (collectively, the “Personalty”):

(a)All goods, inventory, accounts, general intangibles, software, investment property, instruments, letters of credit, letters of credit rights, deposit accounts, documents, chattel paper and supporting obligations, as each such term is presently or hereafter defined in the Uniform Commercial Code, and all other personal property of any kind or character, now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Secured Property, including, without limitation, furniture, furnishings, materials, supplies, tools, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements (to the extent assignable), rights of Trustor under leases of fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Trustor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Secured Property;

(b)All reserves, escrows or impounds required under Section 5.20 (Reserves) and all deposit accounts (including accounts holding security deposits) maintained by Trustor with respect to the Secured Property;

(c)All crops growing or to be grown on the Land (and after severance from the Land); all standing timber upon the Land (and after severance from the Land); all sewer, water and water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant to the Land) and all evidence of ownership rights pertaining to such water or water rights, ownership of which affect the Land; and all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of any part of the Premises, and all amendments and modifications thereof;

(d)To the extent assignable, all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Secured Property;

(e)All permits, licenses and claims to or demands for the voluntary or involuntary conversion of any of the Land, Improvements, or other Secured Property into cash or liquidated claims, proceeds of all present and future fire, hazard or casualty insurance policies relating to the Land and the Improvements, whether or not such policies are required by Beneficiary, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or other Secured Property or any part of them; and

(f)All substitutions, replacements, additions, and accessions to any of the above property, and all books, records and files relating to any of the above property, including, without limitation, all general intangibles related to any of the above property and all proceeds of the above property.

ARTICLE 5RIGHTS AND DUTIES OF THE PARTIES.

Trustor warrants, represents and covenants to Beneficiary as follows:

Section 5.1Title to Secured Property and Lien of This Instrument. Trustor lawfully possesses and holds fee simple title to all of the Land and the Improvements, and owns the Secured Property free and clear of any liens, claims or interests, except the Permitted Encumbrances, and has rights and the power to transfer each item of the Secured Property. This

Deed of Trust creates a valid, enforceable first priority lien on, and security interest against, as applicable, the Secured Property. Trustor will cooperate with Beneficiary in obtaining control (for lien perfection purposes under the Uniform Commercial Code) with respect to any Secured Property consisting of deposit accounts, investment property, letter of credit rights or electronic chattel paper.

Section 5.2First Lien Status: Protection of Beneficiary’s Security. At Trustor’s sole expense, Trustor shall preserve, protect and defend (a) the first lien and security interest status of this Deed of Trust and the other Loan Documents, (b) title to and right of possession of the Secured Property, and (c) the rights and powers of Beneficiary and Trustee created under it, against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim. If any such action or proceeding is commenced or if Beneficiary or Trustee is made a party to any such action or proceeding by reason of this Deed of Trust, or if Trustor fails to perform any obligation on its part to be performed hereunder, then Beneficiary, in its discretion, may make any appearances, disburse any sums, make any entries upon the Premises and take any actions as may be necessary or desirable to protect or enforce the security of this Deed of Trust, to remedy Trustor’s failure to perform its obligations (without, however, waiving any default by Trustor) or otherwise to protect Beneficiary’s interests. Trustor will pay all losses, damages, fees, costs and expenses, including reasonable attorneys’ fees, of Beneficiary and Trustee thus incurred. This paragraph shall not be construed to require Beneficiary or Trustee to incur any expenses, make any appearances or take any actions.

Section 5.3Payment and Performance. Trustor shall pay and perform the Secured Obligations in foil when they are due and required to be paid and performed as provided in the Loan Documents.

Section 5.4Payment of Taxes, Utilities, Liens and Charges.

(a)Taxes and Assessments. Trustor agrees to pay prior to delinquency directly to the payee thereof all taxes, levies, charges and assessments (including without limitation, assessments on appurtenant water stock and non-governmental levies or assessments such as maintenance charges, owner association dues or charges, or fees, levies or charges resulting from covenants, conditions or restrictions) levied, assessed or charged against or with respect to the Premises or this Deed of Trust, or which may cause any decrease in the value of the Secured Property or any part of it. Upon request, Trustor shall promptly furnish to Beneficiary all notices of amounts due under this subparagraph and all receipts evidencing such payments. Trustor may contest any such taxes or assessments by appropriate proceedings duly instituted and diligently prosecuted at Trustor’s expense and Trustor shall not be obligated to pay such taxes or assessments while such contest is pending so long as (i) the Premises is not thereby subjected to imminent loss or forfeiture and, (ii) if Trustor has not provided evidence that it has deposited the entire amount assessed with the applicable governmental authority, it deposits the entire amount together with projected penalties and interest with Beneficiary or provides other security satisfactory to Beneficiary in its sole discretion.

(b)Utilities. Trustor will pay when due all utility charges and assessments for services furnished the Premises.

(c)Liens and Charges. Trustor will pay when due the claims of all Persons supplying labor or materials at the request of or with authorization from Trustor to or in connection with the Premises. Without waiving the restrictions of Section 5.17 (Restrictions on Transfer or Encumbrance of the Premises) hereof, Trustor will promptly discharge any lien or other charge, whether superior or inferior to this Deed of Trust, which may be claimed against the Premises. Notwithstanding the foregoing provisions of this paragraph, Trustor, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any mechanic’s lien, but only if (i) Trustor notifies Beneficiary in writing at least ten (10) days in advance of the expected commencement of such proceedings, (ii) no portion of the Premises is in danger of being sold or forfeited by virtue of, or during the duration of, such proceedings, (3) if required by Beneficiary, Trustor deposits with Beneficiary reserves sufficient to pay the contested mechanic’s lien in full, plus any interest and costs that may be assessed or recoverable in connection therewith, through the proceedings or otherwise, and (4) Trustor furnishes whatever additional security is required in the proceedings or is reasonably requested by Beneficiary in connection with allowing Trustor to commence the proceedings.

Section 5.5Maintenance of Rights of Way, Easements and Licenses. Trustor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, and entitlements necessary for the use of the Secured Property and will not, without the prior consent of Beneficiary, not to be unreasonably withheld, conditioned or delayed, actively consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Secured Property. Trustor shall comply with all restrictive covenants affecting the Secured Property, and all zoning ordinances and other public or private restrictions as to the use of the Secured Property.

Section 5.6Right of Entry and Inspection. Trustor shall permit Beneficiary, and Beneficiary’s agents, representatives and employees to make reasonable entries upon and inspection of the Land and Improvements, provided that Beneficiary shall give Trustor notice prior to any such inspection specifying reasonable cause therefor related to Beneficiary’s interest in the Secured Property.

Section 5.7Hazardous Substances.

(a)Definition of “Hazardous Substance”. “Hazardous Substance” means any hazardous, toxic or dangerous substance, waste or material which is or becomes regulated under any federal, state or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or clean up, including without limitation any substance, waste or material which now or hereafter is (A) designated as a “hazardous substance” under or pursuant to the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), (B) defined as a “hazardous waste” under or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), or (C)

defined as a “hazardous substance” in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

(b)Representations and Warranties. Trustor represents and warrants to Beneficiary that: (i) to the best of Trustor’s knowledge, following due inquiry, no asbestos has ever been used in the construction, repair or maintenance of any building, structure or other improvement now or heretofore located on the Land; (ii) to the best of Trustor’s knowledge, following due inquiry, no Hazardous Substance is currently being generated, manufactured, refined, transported, treated, stored, handled or disposed of, transferred, produced or processed on, under or about the Premises, except in compliance with all applicable federal, state and local statutes, ordinances, rules, regulations and other laws; (iii) neither Trustor nor, to the best of Trustor’s knowledge, following due inquiry, any other Person has ever caused or permitted any Hazardous Substance to be generated, manufactured, refined, transported, treated, stored, handled or disposed of, transferred, produced or processed on, under or about the Premises, except in compliance with all applicable federal, state and local statutes, ordinances, rules, regulations and other laws; (iv) Trustor has not received any notice of, nor is Trustor aware of, any actual or alleged violation with respect to the Premises of any federal, state or local statute, ordinance, rule, regulation or other law pertaining to Hazardous Substances; and (v) neither Trustor nor, to the best of Trustor’s knowledge, following due inquiry, the Premises is subject to any governmental or judicial claim, order, judgment or lien with respect to the clean-up of Hazardous Substances at or with respect to the Premises. Trustor further represents and warrants to Beneficiary that the foregoing representations and warranties contained in this Section are made after and are based upon inspection of the Premises by Trustor and due inquiry by Trustor as to the prior uses of the Premises.

(c)No Future Hazardous Substances. Trustor will not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any Hazardous Substance (as defined in this Deed of Trust), nor shall Trustor cause or permit, as a result of any intentional or unintentional act or omission on the part of Trustor or any tenant, subtenant or other user or occupier of the Premises, a releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of any Hazardous Substance onto the Premises or any other properly or into any waters, except in compliance with all such laws. Notwithstanding anything to the contrary, however, Trustor shall not cause or permit the installation, operation or presence on the Land of any underground storage tank or system used or to be used for the storage, handling or dispensing of petroleum or any other substance regulated under the Resource Conservation and Recovery Act (42 USC § 6901 et seq.), as now or hereafter amended, or any state or local statute, ordinance, rule, regulation or other law now or hereafter in effect regulating underground storage tanks or systems.

(d)Notification: Clean Up. Trustor will immediately notify Beneficiary if Trustor becomes aware of (i) any Hazardous Substance problem or liability with respect to the Premises, (ii) any actual or alleged violation with respect to the Premises of any federal, state or local statute, ordinance, rule, regulation or other law pertaining to Hazardous Substances, or (iii) any lien or action with respect to any of the foregoing. Trustor will, at its sole expense, take or cause to be taken all actions as may be necessary or advisable for the clean-up of Hazardous Substances on or with respect to the Premises, including, without limitation, all removal, containment and remedial actions in accordance with all applicable laws and in all events in a manner satisfactory to Beneficiary, and shall further pay or cause to be paid all clean-up, administrative and enforcement costs of governmental agencies with respect to Hazardous Substances on or with respect to the Premises if obligated to do so by contract or by law.

(e)Verification. For the purposes of inspecting the Premises to ascertain the accuracy of all representations and warranties in this Deed of Trust relating to Hazardous Substances, and the observance of all covenants contained in this Section, (i) Beneficiary is hereby authorized to enter and inspect the Premises, including the interior of any structures, at reasonable times and after reasonable notice, for the purposes of performing appraisals, observing the Premises, taking and removing environmental samples, and conducting tests on any part of the Premises; and (ii) if and at any time Hazardous Substances are being handled on the Premises, Trustor shall furnish Beneficiary with such information and documents as may be reasonably requested by Beneficiary to confirm that such Hazardous Substances are being handled in compliance with all applicable federal, state and local statutes, ordinances, rules, regulations and other laws. Trustor shall reimburse Beneficiary upon demand for all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by Beneficiary in connection with any such entry, inspection, testing and the obtaining of such information and documents. Beneficiary is under no duty, however, to visit or observe the Premises or to conduct tests, and any such acts by Beneficiary will be solely for the purposes of protecting Beneficiary’s security and preserving Beneficiary’s rights under this Deed of Trust. No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) (i) will result in a waiver of any default of Trustor; (ii) impose any liability on Beneficiary; or (iii) be a representation or warranty of any kind regarding the Premises (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event Beneficiary has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to Trustor or any other party, Trustor authorizes Beneficiary to make such a disclosure. Beneficiary may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in Beneficiary’s judgment. Trustor further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to Trustor by Beneficiary or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of Trustor) by Trustor without advice or assistance from Beneficiary.

(f)Indemnity for Certain Matters. Trustor shall be responsible for, and indemnify, defend, and hold harmless the Beneficiary from and against, any claim, judgment, loss, damage, demand, cost, expense or liability, known or unknown, contingent or otherwise, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or after the date of this Deed of Trust) of Hazardous Substances on, in, under or about the Premises including all costs and expenses incurred by the Beneficiary, including reasonable attorneys’ and consultants’ fees. The foregoing indemnification obligation shall be limited to the actual damages incurred by Beneficiary, including all advances or payments paid or agreed to be paid by Beneficiary pursuant to its rights to require environmental assessments, join or participate in any proceedings, cure the Trustor’s default or enforce its remedies, (a) prior to and after any judicial foreclosure of this Deed of Trust or deed delivered and accepted in lieu thereof, or (b) prior to any nonjudicial foreclosure of this Deed of Trust or deed delivered and accepted in lieu thereof. The obligations of the Trustor under this Section shall be mutually exclusive of any liabilities arising after a nonjudicial foreclosure of this Deed of Trust or the delivery and acceptance of a deed in lieu of such nonjudicial foreclosure, which are evidenced by the Environmental Indemnity, and are not secured hereby.

Section 5.8Name and Location; Organizational Matters; Litigation; Other Consents and Agreements; ERISA; Existence.

(a)Name and Location of Trustor. Trustor represents and warrants to Beneficiary that it is a Limited Liability Company organized under the laws of the State of Delaware, whose principal place of business or its chief executive office (if it has more than one place of business) is located at the address set forth for Trustor in Section 7.23 (Notices). Trustor further represents and warrants to Beneficiary that the exact legal name for Trustor is as set forth in the opening paragraph of this Deed of Trust. Trustor covenants that it will give Beneficiary thirty (30) days’ prior written notice of any act, event or occurrence which will cause the representations and/or warranties in this paragraph to become untrue in any respect.

(b)Good Standing. Trustor represents and warrants to Beneficiary that it is validly existing and in good standing under the laws of the State of Delaware and in the State of Tennessee, and it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c)Authorization. Trustor represents and warrants to Beneficiary that the execution of this Deed of Trust, the other Loan Documents and the Environmental Indemnity have been duly authorized and there is no provision in the organizational documents of Trustor requiring further consent for such action by any other Person.

(d)No Litigation. Trustor represents and warrants to Beneficiary that neither Trustor nor, to Trustor’s knowledge, any Person holding an equity interest in Trustor, is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Trustor’s ability to perform in accordance with the Promissory Note, any other Loan Document, or the Environmental Indemnity. Trustor shall give prompt written notice to Lender of any such pending or threatened matter.

(e)No Other Consents. Trustor represents and warrants to Beneficiary that to the best of Trustor’s knowledge, no consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Trustor of, or compliance by Trustor with, this Deed of Trust or any of the other Loan Documents or the Environmental Indemnity or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by Trustor.

(f)No Plan Assets. Trustor represents and warrants to Beneficiary that (i) Trustor is acting on its own behalf and Trustor is not an employee benefit plan as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Code (each of the foregoing hereinafter referred to collectively as a “Plan”); and (ii) Trustor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA. Trustor shall not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”

(g)Existence; Compliance with Governmental Requirements. Trustor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all present and future governmental requirements affecting or relating to Trustor, Trustor’s business, and the Premises. Trustor shall not use or permit the use of the Premises, or any part thereof, for any illegal purpose. Trustor shall furnish to Beneficiary, on request, reasonably satisfactory proof of compliance with any governmental requirement.

Section 5.9Preservation and Maintenance of Premises; Right of Entry.

(a)Preservation and Maintenance. Trustor (i) will not commit, permit to occur or suffer any waste or impairment or deterioration of the Premises, (ii) will not abandon the Premises, (iii) will restore or repair promptly and in a good and workmanlike manner all or any part of the Premises to the equivalent of its original condition, or such other condition as Beneficiary may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (iv) will keep the Premises, including improvements, fixtures, equipment, machinery and appliances thereon, in good condition and repair and will replace fixtures, equipment, machinery and appliances of the Premises when necessary to keep such items in good condition and repair, and (v) will generally operate and maintain the Premises in a commercially reasonable manner for its intended use and occupancy.

(b)Alterations. No building or other improvement on the Land will be structurally altered, removed or demolished, in whole or in part, without Beneficiary’s prior written consent, nor will any fixture or chattel covered by this Deed of Trust and adapted to the use and enjoyment of the Land be removed at any time without like consent unless actually replaced by an article of equal suitability, owned by Trustor, free and clear of any lien or security interest except such as may be approved in writing by Beneficiary.

(c)Waiver of Right to Partition. Trustor irrevocably waives and covenants with Beneficiary not to pursue any partition of the Premises or any portion or proceeds thereof so long as any portion of the Secured Obligations remains outstanding.

Section 5.10Use of Premises. Trustor will comply with, and will use commercially reasonable efforts to cause all tenants, invitees and other users of the Premises to comply with, all federal, state and municipal laws, ordinances, regulations and requirements of any governmental body, and all other covenants, conditions and restrictions, applicable to the Premises, and pay all taxes, fees and charges in connection therewith. The Premises may not be converted to a cooperative or condominium without Beneficiary’s prior written consent, which consent may be withheld in Beneficiary’s sole and absolute discretion. Unless required by applicable law or unless Beneficiary has otherwise agreed in writing, Trustor will not allow changes in the use for which all or any part of the Premises was intended at the time this Deed of Trust was executed. Trustor will not initiate or acquiesce in a change in the zoning classification of the Premises without Beneficiary’s prior written consent.

Section 5.11Use of Proceeds: Commercial Purpose. Trustor shall use the proceeds of the Loan exclusively for commercial, business or investment purposes.

Section 5.12Other Covenants. All of the covenants in the Promissory Note are incorporated herein by reference and, together with covenants in this Article 5, shall be covenants running with the land.

Section 5.13No Agricultural Use. The Land is not used principally for agricultural or farming purposes.

Section 5.14Insurance Requirements.

(a)Policies. Trustor shall keep all Improvements now or hereafter placed on the Land continuously insured against loss by fire or other hazards from time to time required by Beneficiary in such amounts as Beneficiary may require. All such policies (including renewals thereof, shall be: (a) issued by an insurance carrier acceptable to Beneficiary who is qualified and licensed to provide insurance in the State of Tennessee, (b) name Beneficiary as additional insured, lender loss payee, and/or mortgagee, as appropriate, (c) provide that the insurance carrier shall notify Beneficiary at least thirty (30) days before cancellation, termination or any material change of coverage, and (d) otherwise be in form and substance and contain such endorsements satisfactory to Beneficiary. Any amount collected under any such insurance policy may be applied upon the Secured Obligations in such order as Beneficiary shall determine. Such application by Beneficiary shall not cause discontinuance of any proceedings to foreclose this Deed of Trust. In the event of foreclosure, all rights of Trustor in insurance policies then in force shall pass to the purchaser at the foreclosure sale. Trustor represents and warrants that it will provide proof of the insurance required to Beneficiary on not less than an annual basis.

(b)Assignments as Security. As security for the Secured Obligations, Trustor hereby assigns to Beneficiary all required insurance policies, together with all monies and proceeds thereof, rights thereto and all unearned premiums returnable upon cancellation (all such assigned items constituting “Secured Property” for purposes of this Deed of Trust).

(c)Payment; Renewals. Trustor shall promptly furnish to Beneficiary all renewal notices relating to insurance policies. Trustor shall pay all premiums on insurance policies directly to the carrier. At least thirty (30) days prior to the expiration date of each such policy, Trustor shall furnish to Beneficiary a renewal policy in a form acceptable to Beneficiary, together with evidence that the renewal premium has been paid.

Section 5.15Insurance Proceeds.

(a)In the event of any loss resulting in a claim exceeding the lesser of (i) Trustor’s commercially reasonable deductible amount and (ii) Ten Thousand and No/100 Dollars ($10,000.00), Trustor will give prompt written notice thereof to the insurance carrier and Beneficiary.

(b)Except as may otherwise be required by applicable law, Beneficiary shall apply any insurance proceeds received hereunder first to the payment of the costs and expenses incurred in the collection of the proceeds and shall then apply the balance (the “Net Proceeds”), in its absolute discretion and without regard to the adequacy of its security, to:

(1)The payment of indebtedness secured hereby, whether then due and payable or not. Any such application of proceeds to principal on the Promissory Note shall be without the imposition of any prepayment fee otherwise payable under the Promissory Note, but shall not extend or postpone . the due dates of the installment payments under the Promissory Note or change the amounts thereof; or

(2)The reimbursement of Trustor, under Beneficiary’s prescribed disbursement control procedures, for the cost of restoration or repair of the Premises. Beneficiary may, at its option, condition the reimbursement on Beneficiary’s approval of the plans and specifications of the reconstruction, contractor’s cost estimates, construction budget and schedule, architects’ certificates, waivers of liens, sworn statements of mechanics and materialmen, and such other evidence of costs, percentage completion of construction, application of payments and satisfaction of liens as Beneficiary may reasonably require.

(c)Notwithstanding the provisions of Section 5.15(b), Beneficiary agrees that the Net Proceeds from a loss described in this Section will be made available under Section 5.15(b)(2) above to reimburse Trustor for the cost of restoration or repair of the Premises, provided that each of the following conditions is satisfied:

(1)At the time the proceeds are received, and all times during the restoration or repair of the Premises, no event or circumstance exists which is or which with the passage of time, the giving of notice, or both will constitute an Event of Default;

(2)The Net Proceeds are less than the indebtedness then secured by this Deed of Trust;

(3)The Net Proceeds are received more than one (1) year prior to the maturity date of the Promissory Note, including any acceleration of the maturity date by Beneficiary if the Promissory Note gives Beneficiary a right of acceleration;

(4)Trustor gives Beneficiary written notice within thirty (30) days after the proceeds are received that it intends to restore or repair the Premises and requests that the Net Proceeds be made available therefor, and Trustor thereafter promptly commences the restoration or repair and completes the same with reasonable diligence in accordance with plans and specifications approved by Beneficiary, which approval shall not be unreasonably withheld;

(5)The Net Proceeds are sufficient, in Beneficiary’s judgment, to restore or repair the Premises substantially to its condition prior to the damage or destruction or, if in Beneficiary *s reasonable business judgment they are not, Trustor deposits with Beneficiary funds in an amount equal to the deficiency, which funds Beneficiary may, at its option, require be expended prior to use of the Net Proceeds; and

(6)Beneficiary receives evidence satisfactory to Beneficiary that the Premises can lawfully be restored or repaired to its condition prior to the damage and destruction and that, upon completion of the restoration or repair, the Premises can be operated substantially as it was before and will produce substantially as much income from tenant leases as it did before the damage or destruction.

(d)Except to the extent, if any, that insurance proceeds are applied to payment of the Secured Obligations, nothing herein contained shall be deemed to excuse Trustor from restoring, repairing or maintaining the Premises as provided in Section 5.9 (Preservation and Maintenance of Premises; Right of Entry), regardless of whether there are insurance proceeds available or whether any such proceeds are sufficient in amount.

(e)If the Premises is sold pursuant to Section 5.17 (Restrictions on Transfer or Encumbrance of the Premises) or Article 6 (Remedies), or if Beneficiary otherwise acquires title to the Premises, Beneficiary shall have all of the right, title and interest of Trustor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Premises prior to such sale or acquisition.

Section 5.16Condemnation.

(a)Proceedings. Trustor will promptly notify Beneficiary of any action or proceeding relating to any condemnation or other taking (including without limitation change of grade), whether direct or indirect, of the Premises or part thereof or interest therein, and Trustor will appear in and prosecute any such action or proceeding unless otherwise directed by Beneficiary in writing. Trustor grants Beneficiary a power of attorney, which power of attorney is coupled with an interest and is irrevocable, to commence, appear in and prosecute, in Beneficiary’s or Trustor’s name, any action or proceeding relating to any such condemnation or other taking, and to settle or compromise any claim in connection with such condemnation or other taking; provided, however, that Beneficiary shall have no obligation to do so. All awards, payments, damages, direct, consequential and otherwise, claims, and proceeds thereof, in connection with any such condemnation or other taking, or for conveyances in lieu of condemnation, are hereby absolutely and irrevocably assigned to Beneficiary (all such assigned items constituting “Premises” for purposes of this Deed of Trust); and Trustor hereby authorizes the payor to pay to Beneficiary, all proceeds of any such awards, payments, damages or claims shall be paid to Beneficiary.

(b)Application of Proceeds. Beneficiary shall apply any such proceeds in the manner and upon the terms and conditions set forth in Section 5.15(b) and Section 5.15(c) relating to the application of insurance proceeds.

Section 5.17Restrictions on Transfer or Encumbrance of the Premises.

(a)A “Transfer” is, whether voluntary or involuntary, by operation of law or otherwise: (i) any sale, contract to sell, lien, encumbrance, conveyance or other transfer of the Premises or any part thereof or interest therein; (ii) any transfer or exercise of any right to drill for or to extract any water (other than for Trustor’s own use), oil, gas or other hydrocarbon substances or any mineral of any kind on or under the surface of the Secured Property; (iii) any change (whether direct or indirect) in the ownership of any equity interest in Trustor; (iv) any change in the ownership of any such stock, membership, general partnership or other beneficial interest in any corporation, limited liability company, partnership, trust or other entity, organization or association directly or indirectly owning an interest in Trustor; (v) any change in the manager of any of the foregoing if such Person is a limited liability company; (vi) any pledge, assignment or encumbrance of any ownership or equity interest in Trustor, including assignments of ownership or equity interests made in connection with mezzanine or preferred equity financing; (vii) any abandonment of all or any part of the Premises; or (viii) the partition of, or the filing of any proceeding seeking the partition of, all or any part of the Premises.

(b)No Transfer is permitted without the prior written consent of Beneficiary, which Beneficiary may withhold in its sole and absolute discretion. With respect to each and every Transfer for which Beneficiary has agreed to provide consent. Trustor shall give Beneficiary (1) prior written notice of the proposed Transfer, (2) copies of all transfer documentation, and (3) a $2,000.00 transfer review fee, which transfer fee shall be nonrefundable, fully earned by Beneficiary upon receipt, and not applied to the outstanding balance of the Loan. Notwithstanding the foregoing, no Transfer shall be permitted if the transferee or any affiliate of the transferee is a Person (a) that is listed in the Annex to, or is otherwise subject to the provisions of, EO 13224; (b) whose name appears on the OFAC most current list of “Specifically Designated National and Blocked Persons — (which list may be published from time to time in various mediums, including, but not limited to, the OFAC website (http://www.treasury.gov/ofac/downloads/tl1sdn/pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any Person listed above. Beneficiary’s consent to any Transfer or its waiver of an Event of Default by reason of a Transfer shall not constitute a consent or waiver of any right, remedy or power accruing to Beneficiary by reason of any subsequent Transfer.

(c)For any Transfer permitted under this Section, Beneficiary may condition its consent upon, among other things, including: the Premises having been and assurances that it shall continue to be well maintained and managed in a manner satisfactory to Beneficiary in its sole and absolute discretion; Beneficiary’s approval of the Transfer terms, documents and background materials; there being no uncured Event of Default under this Deed of Trust; for any Transfer involving an interest in the Premises, Trustor furnishing an endorsement to Beneficiary’s title insurance policy insuring the continued

validity and priority of the lien of this Deed of Trust following the Transfer and such subordination agreements and other documents as may be required by Beneficiary or its title company to issue the endorsement; and Trustor furnishing proof of payment of any taxes arising in connection with the Transfer. Unless Beneficiary in its sole and absolute discretion otherwise agrees in writing at that time, no Transfer shall release the transferor from any liability under the Loan Documents or the Environmental Indemnity. By accepting a Transfer, the transferee assumes any and all liability of the transferor under the Loan Documents and the Environmental Indemnity to the extent the transferor has personal liability. At Beneficiary’s request, the parties shall execute agreements, guaranties and indemnities in form and substance acceptable to Beneficiary. Regardless whether Beneficiary consents to a Transfer request. Trustor agrees to pay all of Beneficiary’s out-of-pocket expenses incurred in connection with any Transfer request, including without limitation title fees and attorneys’ fees and costs, and Beneficiary may condition its willingness to consider a Transfer request upon a deposit to pay for Beneficiary’s expenses.

(d)Upon breach of this Section, Beneficiary may declare all sums due under the Promissory Note and Deed of Trust immediately due and payable, unless prohibited by applicable law, and Beneficiary and Trustee may invoke any rights and remedies provided under Article 6 (Remedies).

Section 5.18Reimbursement of Beneficiary’s Expenses. Trustor agrees to pay all expenses of Beneficiary incurred in connection with the application for, processing of, drafting of, and making of the Loan, including, without limitation, title insurance premiums, escrow fees, search fees and related charges, survey costs, brokerage commissions, appraisal costs, inspections by professionals (for hazardous materials, asbestos, roof or building structural conditions, seismic analysis, etc.), recording charges, mortgage taxes, revenue stamps, Beneficiary’s reasonable attorney’s fees, and escrow, settlement and disbursement charges and expenses. Without limiting the foregoing, all amounts disbursed by Beneficiary pursuant to Section 5.2 (First Lien Status; Protection of Beneficiary’s Security) or any other provision of this Deed of Trust or any other Loan Document, with interest thereon, shall be additional indebtedness of Trustor secured by this Deed of Trust. All such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the interest rate in effect on the Promissory Note from time to time, or at the maximum rate which may be collected from Trustor on such amounts by the payee thereof under applicable law if that is less.

Section 5.19Books and Records; Financial Statements. Trustor will keep and maintain at Trustor’s address stated in Section 7.23 (Notices), or such other place as Beneficiary may approve in writing, books of accounts and records adequate to reflect correctly the results of the operation of the Premises and copies of all written contracts, leases and other instruments which affect the Premises. Such books, records, contracts, leases and other instruments shall be subject to examination, inspection and copying at any reasonable time by Beneficiary. Trustor will furnish to Beneficiary, within ten (10) days after Beneficiary’s request therefor, the following documents, each certified to Beneficiary by Trustor as being true, correct and complete: (a) a copy of all leases and other agreements for the occupancy or use of all or any part of the Premises, (b) a rent roll for the Premises, showing the name of each tenant, and for each tenant, the unit occupied, the number of square feet rented, the lease expiration date, the rent payable, the date through which rent has been paid, the amount of any security deposit and the number and term of any renewal options, (c)

a copy of the most recent real and personal property tax statements for the Premises, (d) a copy of the most recent statements for the insurance coverages maintained under Section 5.14 (Insurance Requirements) of this Deed of Trust, and (e) a statement of income and expenses of the Premises for the most recently ended fiscal year of Trustor. In addition, Trustor will furnish to Beneficiary, within ten (10) days after Beneficiary’s request therefor, complete and current financial statements, in reasonable detail and certified as correct by Trustor. Trustor hereby irrevocably authorizes Beneficiary to obtain credit reports on Trustor on one or more occasions during the term of the Loan.

Section 5.20Reserves.

(a)Deposits. If required by Beneficiary, Trustor will, at the time of making each installment payment under the Promissory Note, deposit with Beneficiary a sum, as estimated by Beneficiary, in its sole and absolute discretion, equal to (i) the rents under any ground lease, (ii) the taxes and special assessments next due on the Premises, and (iii) the premiums that will next become due on insurance policies as may be required under this Deed of Trust, less all sums already deposited therefor, divided by the number of months to elapse at least thirty (30) days prior to the date when such rents, taxes, special assessments and premiums will become delinquent. Beneficiary may require Trustor to deposit with Beneficiary, in advance, such other sums for other taxes, assessments, premiums, charges and impositions in connection with Trustor or the Premises as Beneficiary deems necessary, in its sole and absolute discretion, to protect Beneficiary’s interests (herein “Other Impositions”). Such sums for Other Impositions shall be deposited in a lump sum or in periodic installments, at Beneficiary’s option. If required by Beneficiary, Trustor will promptly deliver to Beneficiary all bills and notices with respect to any rents, taxes, assessments, premiums and Other Impositions. All sums deposited with Beneficiary under this paragraph (a) are hereby pledged as security for the Secured Obligations.

(b)Application of Deposits. All such deposited sums shall be held by Beneficiary and applied in such order as Beneficiary elects to pay such rents, taxes, assessments, premiums and Other Impositions or, upon the occurrence of an Event of Default, may be applied in whole or in part, to indebtedness secured hereby. The arrangement provided for in this Section is solely for the added protection of Beneficiary and, except as may otherwise be required by applicable law, entails no responsibility on Beneficiary’s part beyond the allowing of due credit, without interest, for the sums actually received by it. Upon any assignment of this Deed of Trust by Beneficiary, any funds on hand shall be turned over to the assignee and any responsibility of Beneficiary with respect thereto shall terminate. Each transfer of the Premises shall automatically transfer to the transferee all rights of Trustor with respect to any funds accumulated hereunder. Upon payment in bill of the Secured Obligations, Beneficiary shall promptly refund to Trustor the remaining balance of any deposits then held by Beneficiary without interest

(c)Adjustments to Deposits. If the total deposits held by Beneficiary exceed the amount deemed necessary by Beneficiary, in its sole and absolute discretion, to provide for the payment of such rents, taxes, assessments, premiums and Other Impositions as the same fall due, then such excess shall, provided no Event of Default then exists hereunder, be credited by Beneficiary on the next due installment or installments of such deposits. If at any time the total deposits held by Beneficiary is less than the amount deemed necessary by Beneficiary to provide for the payment thereof as the same fall due, then Trustor will deposit the deficiency with Beneficiary within thirty (30) days after written notice to Trustor stating the amount of the deficiency.

Section 5.21Prohibited Person Compliance. For purposes of this paragraph, “Debtor Entity” means Trustor, any guarantor of the Loan, any indemnitor under the Environmental Indemnity, and their respective affiliates (including individuals and entities), members, partners, shareholders and other owners. Trustor warrants, represents and covenants that no Debtor Entity is or will be a Person (i) that is listed in the Annex to, or otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums, including, but not limited to, the OFAC website (http://www.treasury.gov/ofac); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any Person listed above (any and all parties or Persons described in subparts (i)-(iv) above are herein referred to as a “Prohibited Person”). Trustor covenants and agrees that no Debtor Entity will (A) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (B) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO 13224. Upon Beneficiary’s request, Trustor further covenants and agrees to deliver to Beneficiary any certification or other evidence as may be requested by Beneficiary in its sole and absolute discretion, confirming that no Debtor Entity is a Prohibited Person or has taken any action described in subparts (A) and (B) above.

Section 5.22Flood Zone. Trustor represents and warrants to Beneficiary that no portion of the Premises is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area. If determined at any time that any part of the Premises is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Trustor will also maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

Section 5.23Releases, Extensions, Modifications and Additional Security. Without affecting the personal liability of any Person, including Trustor, for the payment of the Secured Obligations or the lien of this Deed of Trust on the remainder of the Secured Property for the unpaid amount of the Secured Obligations, Trustor hereby agrees that Trustee may perform any of the following acts when requested to do so by Beneficiary in writing:

(a)consent to the making of any plat or map of the Secured Property or any part of it;

(b)join in granting any easement or creating any restriction affecting the Secured Property;

(c)join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

(d)reconvey the Secured Property or any part of it without any warranty.

Section 5.24Reconveyance. When all of the Secured Obligations have been paid in full and no further commitment to extend credit continues, Trustee shall reconvey the Secured Property, or so much of it as is then held under this Deed of Trust, without warranty to the Person or Persons legally entitled to it. In the reconveyance, the grantee may be described as “the person or persons legally entitled thereto,” and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Neither Beneficiary nor Trustee shall have any duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance.

Section 5.25Compensation and Reimbursement of Costs and Expenses.

(a)Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary and Trustee when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including Beneficiary’s providing a statement of the Secured Obligations or Trustee’s rendering of services in connection with a reconveyance. Trustor shall also pay or reimburse all of Beneficiary’s and Trustee’s costs and expenses which may be incurred in rendering any such services.

(b)Trustor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee to protect or preserve the Secured Property or to enforce any terms of this Deed of Trust, including the exercise of any rights or remedies afforded to Beneficiary or Trustee or both of them under Article 6 (Remedies), whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including attorneys’ fees and other legal costs, costs of any sale of the Secured Property and any cost of evidence of title. This Deed of Trust shall place all third parties on notice that protective advances may have been made under this Deed of Trust and that appropriate inquiry should be made of Beneficiary as to the amount of any protective advances, all of which, to the fullest extent permitted by Tennessee law, will be considered future advances.

(c)Trustor shall pay all obligations arising under this Section immediately upon demand by Trustee or Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Secured Obligations, and shall bear interest from the date the obligation arises at the rate provided in any instrument or agreement evidencing the Secured Obligations. If more than one rate of interest is applicable to the Secured Obligations, the highest rate shall be used for purposes hereof.

Section 5.26Exculpation and Indemnification.

(a)Beneficiary shall not be directly or indirectly liable to Trustor or any other Person as a consequence of any of the following:

(1)Beneficiary’s exercise of or failure to exercise any rights, remedies or powers granted to it in this Deed of Trust;

(2)Beneficiary’s failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Secured Property or under this Deed of Trust;

(3)Beneficiary’s failure to produce Rents from the Secured Property or to perform any of the obligations of the lessor under any lease covering the Secured Property;

(4)any waste committed by lessees of the Secured Property or any other parties, or any dangerous or defective condition of the Secured Property; or

(5)any loss sustained by Trustor or any third party resulting from any act or omission of Beneficiary in operating or managing the Secured Property upon exercise of the rights or remedies afforded Beneficiary under Article 6 (Remedies), unless the loss is caused by the willful misconduct and bad faith of Beneficiary, as determined by a court of competent jurisdiction on final, non-appealable order.

Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

(b)Trustor agrees to indemnify Trustee and Beneficiary against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which either may suffer or incur in performing any act required or permitted by this Deed of Trust or by law or because of any failure of Trustor to perform any of its obligations. This agreement by Trustor to indemnify Trustee and Beneficiary shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release and/or reconveyance of this Deed of Trust.

(c)Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee’s negligence), except for Trustee’s gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by such person in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. Trustor hereby ratifies and confirms any and all acts which the herein named Trustee or Trustee’s successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Trustor will reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties. The foregoing indemnify shall not terminate upon discharge of the Secured Obligations or foreclosure, or release or other termination, of this Deed of Trust.

Section 5.27Substitution of Trustee. From time to time, Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county where the Secured Property is situated. Any such instrument shall be conclusive proof of the proper substitution of the successor Trustee, who shall automatically upon recordation of the instrument succeed to all estate, title, rights, powers and duties of the predecessor Trustee, without conveyance from it

Section 5.28Additional Provisions Relating to Condominiums. If the Secured Property is subject to a condominium declaration of conditions, covenants and restrictions recorded in the official records of the county in which the Secured Property is located (the “Declaration”), the following provisions shall apply

(a)The provisions contained in this Deed of Trust are obligations of Trustor in addition to Trustor’s obligations under the Declaration with respect to similar matters, and shall not restrict or limit Trustor’s duties and obligations to keep and perform promptly all of its obligations as unit owner under the Declaration.

(b)Trustor shall at all times fully perform and comply with all the agreements, covenants, terms and conditions imposed upon unit owners under the Declaration, and if Trustor fails to do so, Beneficiary may (but shall not be obligated to) take any action Beneficiary deems necessary or desirable to prevent or cure any default thereunder. Beneficiary may also take such action as it deems necessary or desirable to cure a default under the Declaration by Trustor or any other party occupying the unit(s) (a “Unit Occupant”) encumbered by this Deed of Trust, upon receipt by Beneficiary from the condominium association under the Declaration (the “Association”) of written notice of such default, even though the existence of such default or the nature thereof may be questioned or denied by Trustor or by any party on behalf of Trustor. Beneficiary may pay and expend such sums of money as Beneficiary in its sole discretion deems necessary to prevent or cure any default by Trustor or a Unit Occupant, and Trustor hereby agrees to pay to Beneficiary, immediately and without demand, all such sums so paid and expended by Beneficiary, together with interest thereon from the date of each such payment at the Default Rate. All sums so paid and expended by Beneficiary, and the interest thereon, shall be added to and be secured by the lien of this Deed of Trust. At Beneficiary’s request, Trustor will submit satisfactory evidence of payment of all of its monetary obligations under the Declaration (including but not limited to rents, taxes, assessments, insurance premiums and operating expenses).

(c)At Beneficiary’s request, Trustor will submit satisfactory evidence of payment of all of its monetary obligations under the Declaration (including but not limited to rents, taxes, assessments, insurance premiums and operating expenses).

(d)Trustor shall advise Beneficiary in writing of the giving of any notice to Trustor by the Association under the Declaration of any default by Trustor as unit owner or by a Unit Occupant thereunder in the performance or observance of any of the terms, conditions and covenants to be performed or observed by Trustor or such Unit Occupant thereunder, and Trustor shall deliver to Beneficiary a true copy of each such notice.

(e)If any action, proceeding, motion or notice shall be commenced or filed in respect of the Association in connection with any case (including a case commenced or filed under the Bankruptcy Code), Beneficiary shall have the option, to the exclusion of Trustor, exercisable upon notice from Beneficiary to Trustor, to conduct and control any such litigation with counsel of Beneficiary’s choice. Beneficiary may proceed in its own name or in the name of Trustor in connection with any such litigation, and Trustor agrees to execute any and all powers, authorizations, consents or other documents required by Beneficiary in connection therewith. Trustor shall, upon demand, pay to Beneficiary all costs and expenses (including attorneys’ fees) paid or incurred by Beneficiary in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Trustor as aforesaid shall be secured by the lien of this Deed of Trust and shall be added to the principal amount of the indebtedness secured hereby. Trustor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Declaration in any such case without die prior written consent of Beneficiary.

(f)Trustor will use its best efforts to obtain and deliver to Beneficiary within twenty (20) days after written request by Beneficiary, an estoppel certificate from the Association setting forth (i) the name of the unit owner, (ii) that the Declaration has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the amount of common expenses and other assessments payable by Trustor as unit owner under the Declaration, (iv) the date to which all common expenses and other assessments have been paid by Trustor as unit owner under the Declaration, (v) whether there are any alleged defaults by Trustor or a Unit Occupant under the Declaration and, if so, setting forth the nature thereof in reasonable detail, and (vi) as to such other matters as Beneficiary may reasonably request.

(g)Trustor represents and warrants to Beneficiary that as of the date hereof, no default under the Declaration has occurred and is continuing.

(h)Trustor shall take such actions as may be reasonable to insure that the Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Beneficiary.

(i)Trustor shall not, except after notice to Beneficiary and with Beneficiary’s prior written consent, either partition or subdivide the Secured Property or consent to:

(1)the abandonment or termination of the condominium(s) encumbered by this Deed of Trust, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(2)any amendment to any provision of the Declaration, the Association’s bylaws or articles or any rules and regulations promulgated by the Association;

(3)termination of professional management and assumption of self-management of the Association; or

(4)any action which would have the effect of rendering the public liability insurance coverage maintained by the Association unacceptable to Beneficiary.

ARTICLE 6REMEDIES.

Section 6.1Remedies. At any time after the occurrence of an Event of Default, Beneficiary and Trustee shall be entitled to invoke any and all of the rights and remedies described below, as well as any other rights and remedies authorized by law. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies. Nothing in this Deed of Trust dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer in connection with a foreclosure sale shall be deemed to contradict or add to the requirements and procedures now or in the future specified by Tennessee law, and any inconsistency shall be resolved in favor of Tennessee law applicable at the time of foreclosure.

Section 6.2Acceleration. Beneficiary may declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Trustor), whereupon the same shall become immediately due and payable.

Section 6.3Receiver. Beneficiary shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Secured Property, whether such receivership be incident to a proposed sale (or sales) of such Secured Property or otherwise, and without regard to the value of the Secured Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Trustor does hereby irrevocably consent to the appointment of such receiver or receivers, waives notice of any hearing on the appointment of a receiver, consents to the ex parte appointment of a receiver, waives any and all defenses to such appointment, agrees not to oppose any application therefor by Beneficiary, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Beneficiary to application of Rents as provided in this Deed of Trust. Nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Trustor hereby promises to pay) owing by Trustor to Beneficiary pursuant to this Deed of Trust.

Section 6.4Entry on Secured Property. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Secured Property, and in its own name or in the name of Trustor sue for or otherwise collect any and all Rents, including those that are past due, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust, including, without limitation, take exclusive possession of the Secured Property and of all books, records and accounts relating thereto, all in accordance with applicable laws. Such other things may include: entering into, enforcing, modifying, or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; completing any unfinished construction; contracting for and making repairs and alterations; performing such acts of cultivation or irrigation as necessary to conserve the value of the Secured Property; and preparing for harvest, harvesting and selling any crops that may be growing on the property. Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorneyinfact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor’s name on any instruments. Trustor agrees to deliver to Beneficiary all books and records pertaining to the Secured Property, including computer-readable memory and any computer hardware or software necessary to access or process such memory, as may reasonably be requested by Beneficiary in order to enable Beneficiary to exercise its rights under this Section. If Trustor remains in possession of the Secured Property after an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Trustor in accordance with applicable law.

Section 6.5Election to Cure. Either Beneficiary or Trustee may cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure, Beneficiary or Trustee may also enter the Secured Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary’s or Trustee’s sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Deed of Trust; otherwise caring for and protecting any and all of the Secured Property; and/or employing counsel, accountants, contractors and other appropriate Persons to assist Beneficiary or Trustee. Beneficiary and Trustee may take any of the actions permitted hereunder either with or without giving notice to any Person.

Section 6.6Action to Foreclose. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to obtain specific enforcement of any of the covenants or agreements of this Deed of Trust.

Section 6.7Sale of Real Property.

(a)Upon the occurrence of a default or an Event of Default and at the request of Beneficiary, Trustee, or Trustee’s successor or substitute, after publishing notice of the time and place of sale at least three (3) different times in some newspaper published in a county in which the Secured Property is located, the first of which publications shall be at least twenty (20) days prior to said sale, shall proceed to sell the Secured Property, at public auction for cash. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request. To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Secured Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Secured Property shall be sold; and, if the proceeds of such sale of less than the whole of the Secured Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Secured Property just as though no sale had been made; provided, however, that Trustor shall never have any right to require the sale of less than the whole of the Secured Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Secured Property. Trustee may, after any request or direction by Beneficiary, sell not only the real property but also the collateral and other interests which are a part of the Secured Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Secured Property separately from the remainder of the Secured Property. It shall not be necessary for Trustee to have taken possession of any part of the Secured Property or to have present or to exhibit at any sale any of the collateral. If the Secured Property is located in two (2) or more counties, it may all be sold in one of the counties if Trustee so elects. Otherwise, the sale shall occur in the county in which the Secured Property is located unless Trustee, in his reasonable discretion, elects to conduct the sale elsewhere. The sale shall be held at such location in the county as the foreclosure notice may specify. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Secured Property has been duly sold and all of the Secured Obligations have been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Secured Obligations or as to the occurrence of any default or Event of Default, or as to Beneficiary’s having declared all of said indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee is hereby released from all obligations imposed by statute which can be waived, including any requirement of qualification or bond. It is agreed that Beneficiary, in the event of any sale of the Secured Property, may bid and buy as any third person might, but Beneficiary shall not be required to present cash at the sale except to the extent, if any, by which Beneficiary’s bid exceeds the amount of the Secured Obligations, including all expenses of collection and sale provided for herein. Trustee may delegate, in his sole discretion, any authority possessed under this Deed of Trust, including the authority to conduct a foreclosure sale. Without limiting the foregoing, Trustee may retain a professional auctioneer to preside over the bidding, and the customary charge for the auctioneer’s services shall be paid from sale proceeds as an expense of sale. If prior to or at any foreclosure sale a third party represents to the Trustee in writing that such party holds the next junior lien to this Deed of Trust (whether by judgment lien, junior deed of trust, or otherwise), the Trustee may disburse surplus proceeds to such third party in an amount not to exceed the amount of lien alleged by the third party in its written statement to the Trustee. A foreclosure sale may be adjourned by Trustee and may be reset at a later time and/or date by announcement at the time and place of the originally advertised sale and without any further publication, except as may be required by law. The foreclosure sale of the Secured Property shall be conducted for cash to be tendered upon the conclusion of the bidding; provided, however, (i) Trustee may accept a check issued or certified by a local bank as consideration for the sale and (ii) if, in his sole discretion, Trustee announces before or after bidding that, upon the failure of the high bidder to complete the sale for cash within one (1) hour, the Secured Property may be sold to the second highest bidder, and if the high bidder should subsequently fail to complete the purchase within that time, then Trustee may, at his option, close the sale of the Secured Property to the second highest bidder. Beneficiary or Trustee may, after default, advise third parties of the amount (or estimated amount) of principal, interest and expenses that will be outstanding as of the date of any foreclosure sale and may share any other available information regarding the Secured Property. Following the occurrence of a default or an Event of Default hereunder, any “release” provision included herein or in any other document whereby Beneficiary agreed to release all or part of the Secured Property upon the payment of less than all of the Secured Obligations shall become void and Beneficiary shall no longer be obligated to release any of the Secured Property until the Secured Obligations have been paid in full. Trustor agrees that Trustor will not bid at any sale hereunder and will not allow others to bid on Trustor’s behalf unless, at the time of sale, Trustor has cash sufficient to pay at the sale the amount of his bid.

Section 6.8UCC Sale. Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee may sell the Personalty at a public sale to be held at the time and place specified in the notice of sale. It shall be deemed commercially reasonable for the Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties. Alternatively, Beneficiary may choose to dispose of some or all of the Secured Property, in any combination consisting of both personal property and real property, in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Trustor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. With respect to any notices required or permitted under the Uniform Commercial Code, Trustor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable.

Section 6.9Other. Beneficiary and Trustee may exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on any Loan Document either before, during or after any proceeding to enforce this Deed of Trust), each in accordance with applicable law. To the fullest extent permitted under applicable law, Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the Uniform Commercial Code), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Trustor, or against the Secured Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 6.10Application of Sale Proceeds and Rents.

(a)Beneficiary and Trustee shall apply the proceeds of any sale of the Secured Property in the following manner: first, to pay the portion of the Secured Obligations attributable to the costs, fees and expenses of the sale, including costs of evidence of title in connection with the sale; and, second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose. The remainder, if any, shall be remitted to the Person or Persons entitled thereto.

(b)Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of any sale of the Secured Property which Beneficiary may receive or collect under Article 6 (Remedies), in the following manner: first, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Trustee, Beneficiary or any receiver; and, second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose. The remainder, if any, shall be remitted to the Person or Persons entitled thereto. Beneficiary shall have no liability for any funds which it does not actually receive.

Section 6.11Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Secured Property, any part of the Secured Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Secured Property. For payment of the Secured Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 6.12Discontinuance of Proceedings. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason. Beneficiary, to the extent permitted under applicable law, shall have the unqualified right to do so and, in such an event, Trustor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Secured Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default. Trustor hereby expressly waives, to the extent permitted under applicable law, any and all benefits Trustor may have to claim or assert that the Secured Obligations have been reinstated in accordance with its terms following the withdrawal of any foreclosure proceedings by Beneficiary, and acknowledges and agrees that reinstatement shall occur only upon written agreement of Beneficiary.

Section 6.13Trustor Acknowledgments. Trustor agrees that all property of every nature and description covered by the lien and charge of this Deed of Trust together with all the property and interests covered by this security interest are encumbered as a unit, and upon a default by Trustor, all of the Secured Property, at Beneficiary’s option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any such property or rights or interests will not be construed to diminish or alter any of Beneficiary’s rights or priorities under this Deed of Trust. Beneficiary also will be entitled to treat both real and personal property interests as one (1) parcel or package of security or Beneficiary may commence a sequence of actions, to the extent permitted under applicable law, to realize upon the collateral.

ARTICLE 7MISCELLANEOUS PROVISIONS

Section 7.1Definitions. Capitalized terms not otherwise defined herein shall have the meanings provided in the Promissory Note.

Section 7.2No Waiver or Cure.

(a)Each waiver by Beneficiary or Trustee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary or Trustee to take action on account of any default of Trustor. Consent by Beneficiary or Trustee to any act or omission by Trustor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary’s or Trustee’s consent to be obtained in any future or other instance.

(b)If any of the events described below occurs, that event alone shall not cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed); or impair the security of this Deed of Trust; or prejudice Beneficiary, Trustee or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust:

(1)Beneficiary receives payment of any sum secured by this Deed of Trust after the due date thereof;

(2)Beneficiary, its agent or a receiver takes possession of all or any part of the Secured Property;

(3)Beneficiary collects and applies Rents, either with or without taking possession of all or any part of the Secured Property;

(4)Beneficiary receives and applies to any Secured Obligation proceeds of any Secured Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under this Deed of Trust;

(5)Beneficiary makes a site visit, observes the Secured Property and/or conducts tests thereon;

(6)Beneficiary receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations;

(7)Beneficiary, Trustee or any receiver performs any act which it is empowered or authorized to perform under this Deed of Trust or invokes any right or remedy provided under this Deed of Trust; or

(8)Any notice of default and election to sell under this Deed of Trust is cancelled.

Section 7.3Subrogation. To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Secured Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Secured Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

Section 7.4Promissory Note. If any conflict or inconsistency exists between this Deed of Trust and the Promissory Note, the Promissory Note shall govern.

Section 7.5Powers of Beneficiary and Trustee.

(a)Trustee shall have no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing and is reasonably indemnified against loss, cost, liability and expense.

(b)Beneficiary may take any of the actions permitted under Section 6.3 (Receiver) or Section 6.4 (Entry on Secured Property), regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

(c)From time to time, Beneficiary or Trustee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Deed of Trust. Beneficiary or Trustee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

Section 7.6Covenants Running with the Land. All obligations contained in this Deed of Trust are intended by Trustor and Beneficiary to be, and shall be construed as, covenants running with the Secured Property. As used herein, “Trustor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Secured Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Secured Property). All Persons who may have or acquire an interest in the Secured Property shall be deemed to have notice of, and be bound by, die terms of the Promissory Note and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 7.7Additional Documents; Power of Attorney. Trustor, from time to time, will execute, acknowledge and deliver to Beneficiary upon request, and hereby grants Beneficiary a power of attorney, which power of attorney is coupled with an interest and is irrevocable, to execute, acknowledge, deliver and if appropriate file and record, such security agreements, assignments for security purposes, assignments absolute, financing statements, affidavits, certificates and other documents, in form and substance satisfactory to Beneficiary, as Beneficiary may request in order to perfect, preserve, continue, extend or maintain the assignments herein contained, the lien and security interest under this Deed of Trust, and the priority thereof. Trustor will pay to Beneficiary upon request therefor all costs and expenses incurred in connection with die preparation, execution, recording and filing of any such document. Trustor shall execute such further documents and do any and all such further things, including, but not limited to, correcting any errors or omissions in the Loan Documents, as may be necessary to implement and carry out the intent of this Deed of Trust.

Section 7.8Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on the Secured Property unless Beneficiary consents to a merger in writing.

Section 7.9Successors and Assigns: Joint and Several Liability; Agents. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Trustor and their respective successors and assigns. Trustor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder. Each Person executing this Deed of Trust as Trustor shall be jointly and severally liable for all obligations of Trustor hereunder. In exercising any rights hereunder or taking actions provided for herein, Beneficiary may act through its employees, agents or independent contractors as authorized by Beneficiary.

Section 7.10Indebtedness May Exceed Note’s Face Amount. Trustor’s successors or assigns are hereby placed on notice that the Promissory Note contains late charge, prepayment and other provisions which may result in the outstanding principal balance exceeding the face amount of the Promissory Note.

Section 7.11Time of the Essence. Time is of the essence in connection with all obligations of Trustor herein.

Section 7.12Governing Law.

(a)The Promissory Note and the other Loan Documents relating to the Secured Obligations shall be governed by and interpreted in accordance with the internal laws of the State of Washington (regardless of conflict of laws principles, the location of the Secured Property or the place of business, location or domicile of Trustor), except to the extent superseded by federal law. Any suit, if permitted, may be brought exclusively in the courts of the State of Washington located in the City of Seattle, King County, or of the United States for the Western District of Washington, and Trustor hereby waives any objection that it may now or hereafter have to the venue of any such proceeding or that such proceeding is brought in an inconvenient court. Trustor agrees that the laws or procedural rules of any jurisdiction except for Washington purporting to limit or affect Beneficiary’s ability to enforce its rights as set forth in this Trust Deed and any other documents referred to herein (including, without limitation, any fair value, security-first, security-only, or one-action provisions) are not applicable to the enforcement of Beneficiary’s rights thereunder. Trustor intends and understands that Beneficiary will rely upon the agreements in the foregoing sentences in providing the credit accommodations constituting the Secured Obligations.

(b)Notwithstanding subparagraph (a) above, the laws of Tennessee shall (i) govern the creation, perfection and priority of security interests upon real property or personal property perfected by filing, possession or control in the State of Tennessee, (ii) govern the procedures regarding Beneficiary’s enforcement of its foreclosure and other remedies with respect to such real property or personal property, and (iii) apply in determining the legal requirements applicable to the care and preservation of the Secured Property. However, the foregoing limited application of Tennessee law and the fact that portions of this Trust Deed or other documents relating to the Secured Obligations may include provisions drafted to conform to Tennessee law are not intended in any way to derogate from the provisions set forth elsewhere in such documents designating Washington law as the governing law. Trustor specifically acknowledges and agrees that Beneficiary’s right to collect a deficiency in connection with the sale of any collateral shall be governed solely by Tennessee law.

Section 7.13Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DEED OF TRUST AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS

AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

Section 7.14Additional Trustor Waivers. Trustor waives the pleading of any statute of limitations as a defense to any of the Secured Obligations to the fullest extent permissible by law. Trustor waives the benefit of all laws related to marshalling of assets, notice of election to mature, or notice of election to declare due with respect to the Loan and the Secured Property. Any person or entity that has signed this Deed of Trust as an accommodation party or as a surety or that has subjected its property to this Deed of Trust to secure the debt of another expressly waives the benefits of any applicable statute or rule that may act to waive or limit the rights of Beneficiary, as a creditor, to seek performance from or collect from any surety or accommodation party. In any action by Beneficiary to recover a deficiency judgment for any balance due under the Promissory Note after a foreclosure of this Deed of Trust or in any action to recover or compel the performance of the Secured Obligations, Trustor acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, will be deemed conclusively to constitute the fair market value of the Secured Property, will be binding against Trustor in any proceeding seeking to determine or contest the fair market value of the Secured Property, and will be the preferred alternative means of determining and establishing the fair market value of the Secured Property. To the fullest extent permissible by law, Trustor waives any right to have the fair market value of the Secured Property determined by judge or jury in any action seeking a deficiency judgment or any action on the Secured Obligations, including any hearing to determine fair market value.

Section 7.15Security Intended. Notwithstanding any provision of this Deed of Trust to the contrary, the parties intend that this document is security for the payment and performance of the Secured Obligations and will constitute a “deed of trust” under Tennessee law. If, despite that intention, a court of competent jurisdiction determines that this document does not qualify as a “trust deed” or “deed of trust” within the meaning of Tennessee law, then, this instrument will be deemed a realty mortgage and will be enforceable as a realty mortgage under Tennessee law, Trustor will be deemed a “mortgagor”, Beneficiary will be deemed a “mortgagee”, and Trustee will be disregarded and all references to the “Trustee” will be deemed to refer to the “mortgagee” to the extent not inconsistent with interpreting this instrument as though it were a realty mortgage.

Section 7.16Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibit to this Deed of Trust are hereby incorporated in this Deed of Trust.

Section 7.17Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.18Counterparts. This Deed of Trust may be executed in counterparts, all of which counterparts together shall constitute one and the same instrument (and original signature pages and notary pages from each counterpart may be assembled into one original document to be recorded).

Section 7.19Entire Agreement. This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Trustor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 7.20InHouse Counsel Fees. Whenever Trustor is obligated to pay or reimburse Beneficiary or Trustee for any attorneys’ fees, those fees shall include the allocated costs for services of inhouse counsel to the extent permitted by applicable law.

Section 7.21Waiver of Marshaling. Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to direct the order in which any of the Secured Property will be sold in the event of any sale under this Deed of Trust. Each successor and assign of Trustor, including any holder of a lien subordinate to this Deed of Trust, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself. To the full extent Trustor may do so. Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Trustor, for Trustor, Trustor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Secured Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption (including the statutory right of redemption and the equity of redemption), valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Obligations, notice of election to mature or declare due the whole of the Secured Obligations and all rights to a marshaling of assets of Trustor, including the Secured Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Trustor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Secured Property or for the collection of the Secured Obligations without any prior or different resort for collection, or the right of Beneficiary under the terms of this Deed of Trust to the payment of the Secured Obligations out of the proceeds of sale of the Secured Property in preference to every other claimant whatever. If any law referred to in this Section and now in force, of which Trustor or Trustor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Secured Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

Section 7.22Severability. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

Section 7.23Notices. Trustor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Trustor as debtor under the Uniform Commercial Code. Beneficiary’s address given below is the address for Beneficiary as secured party under the Uniform Commercial Code.

Addresses for Notices to Trustor:	Here Collection, LLC Series #3, a series of Here Collection, LLC 815 Larkview Street Merritt Island, Fl 32953 Attention: Yevgeniy Davidzon
Address for Notices to Beneficiary:	Vontive, Inc. 500 Sandome Street, Suit 615 San Francisco, CA 94111 Attention: Servicing Department
With a copy to:	Vontive, Inc. 500 Sandome Street, Suit 615 San Francisco, CA 94111 Attention: Servicing Department

(Signature page(s) follow)

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of May ___, 2023.

TRUSTOR:

Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

By: /s/ Yevgeniy Davidzon

Name:Yevgeniy Davidzon

Title:Authorized Signer

STATE OF COLORADO

COUNTY of Jefferson

This record was acknowledged before me on MAY 3, 2023 (date) by Yevgeniy Davidzon (name[s] of individual[s]) as authorized signer

(type of authority, such as officer or trustee) of Here Collection LLC, Series #3, a series of Here Collection LLC (name of party on behalf of whom record was executed).

/s/ Melissa A Dusenberry                             (Seal)

Signature of Notarial Officer

Notary

Title of Office

My Commission Expires: 04/13/2024

EXHIBIT A
Legal Description

The Land referred to herein below is situated in the County of Sevier, State of Tennessee, and is described as follows:

SITUATED IN THE ELEVENTH (11TH) CIVIL DISTRICT OF SEVIER COUNTY, TENNESSEE WITHIN THE CORPORATE LIMITS OF THE CITY OF GATLINBURG, AND BEING ALL OF LOT 31 OF SKI ROAD PROPERTIES, AS THE SAME APPEARS ON THE PLAT OF RECORD IN MAP BOOK 6, PAGE 78, IN THE REGISTER’S OFFICE OR SEVIER COUNTY, TENNESSEE, TO WHICH SPECIFIC MAP REFERENCE IS HEREBY MADE FOR A MORE PARTICULAR DESCRIPTION.

BEING ALL OF THAT CERTAIN PROPERTY CONVEYED TO HERE COLLECTION, LLC SERIES #3, A SERIES OF HERE COLLECTION, LLC, A DELAWARE LIMITED LIABILITY COMPANY FROM JOSEPH CARTER REALTY INVESTMENTS, INC., BY DEED DATED APRIL 28,2022 AND RECORDED MAY 02, 2022 IN/AS BOOK 6090 PAGE 179 OF OFFICIAL RECORDS.

AGREEMENT TO PROVIDE INSURANCE

This Agreement dated May 03, 2023, is made a part of that certain loan transaction (the “Loan”) wherein the parties and terms are in pertinent part, as follows:

Borrower:Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

Lender:Vontive, Inc., a Delaware corporation, its successors and assigns
500 Sansome Street, Suite 615
San Francisco, CA 94111

With a copy to:

Vontive, Inc.
1201 2nd Ave, Suite 1910
Seattle, WA 98101
Attention: Charith Mendis
Email: servicing@vontive.com

Loan Amount:$400,000.00

Collateral:1182 Ski Mountain Road, Gatlinburg, TN 37738

Loan No.1015061-0000015453-7

Mortgagee Clause: Vontive, Inc., a Delaware corporation, Its Successors and/or Assigns, at its addresses set forth above

At all times that Borrower may be indebted to Lender, Borrower shall keep and continuously maintain the Collateral insured against loss by fire and other hazards, casualties and contingencies as are customarily covered under “Broad Form” extended coverage, or the equivalent thereof, in an amount not less than foil replacement value of the Collateral. Lender shall be named as additional insured, lender loss payee and mortgagee, each as appropriate, on all policies insuring the Collateral which policies shall contain a standard Loss Payable Endorsement 438 BFU or its equivalent, and such other endorsements and certificates as Lender may require from time to time, each in form and substance acceptable to Lender. Such insurance must provide that coverage will not be canceled or diminished without a minimum of thirty (30) days’ prior written notice to Lender, and must not contain a disclaimer of the insurer’s liability for failure to give such notice. Notwithstanding anything to the contrary herein or in any other Loan Document, in no event shall Lender require Borrower to maintain casualty insurance in excess of the replacement cost (less depreciation), in violation of R.C.W. § 48.27.010.

Proof of such insurance, with one year’s annual premium paid, from an insurance company approved by Lender shall be provided to Lender prior to funding the Loan; any substitute or replacement coverage subsequently procured by Borrower subsequent to closing shall be issued by a company with a rating not less favorable than the rating of the company approved by Lender at the time of closing. Borrower’s failure to comply with the terms hereof shall be an event of default on the Loan, and, in addition to any other remedy which may be available to Lender, and not as a cure of Borrower’s default. Lender may force place insurance on the Collateral to the full extent of the coverage required to be maintained by Borrower, and the cost of said insurance, together with an administrative fee of $150 shall be payable by Borrower. All sums advanced or incurred for force placed insurance shall bear interest at the default interest rate set forth in the Promissory Note evidencing the Loan. BORROWER ACKNOWLEDGES THAT FORCE PLACED INSURANCE PROVIDED BY LENDER IS FOR THE BENEFIT OF LENDER, IS MORE COSTLY THAN INSURANCE PROVIDED BY BORROWER, AND WILL ONLY PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; BORROWER’S INTERESTS IN THE COLLATERAL MAY NOT BE FULLY COVERED AND SUCH INSURANCE WILL NOT PROVIDE ANY LIABILITY COVERAGE FOR BORROWER.

For purposes of insurance coverage on the Collateral, Borrower authorizes Lender to provide to any person (including any insurance agent or company) all information Lender deems appropriate, whether regarding the Collateral, the Loan or other financial accommodations, or both.

As used herein, “Lender” shall include successors in interest.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

EXECUTED AS OF May 3, 2023.

BORROWER:

Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

By: /s/ Yevgeniy Davidzon

Name:Yevgeniy Davidzon

Title:Authorized Signer

OCCUPANCY AND FINANCIAL STATUS AFFIDAVIT

BEFORE ME, the undersigned authority duly authorized to take acknowledgements and administer oath, personally appeared Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company (“Borrower”), who freely and voluntarily under penalty of perjury pursuant to the laws of the State of Colorado upon duly sworn oath, certifies as follows:

1.Material Inducement: The undersigned understands and agrees that the statements contained herein are given as a material inducement to Vontive, Inc., a Delaware corporation, its successors and assigns (“Lender”), and Lender is relying upon such statements to make a mortgage loan (the “Loan”) to Borrower, repayment of which is secured by a Deed of Trust (the “Security Instrument”) on certain property located at: 1182 Ski Mountain Road, Gatlinburg, TN 37738 (the “Property”).

2.Occupancy: The Property is owned and held by Borrower as an investment property. Borrower does not now occupy or use the property and has no present intention to occupy or use the Property in the future, either as Borrower’s principal residence or second home.

3.Use of Proceeds: The undersigned represents, warrants, and covenants to Lender that all proceeds of the Loan will be used exclusively for commercial, business or investment purposes.

4.Financial Status: The undersigned acknowledges that Lender is making the Loan based upon statements and representations contained in, or made in connection with, the mortgage loan application given by Borrower to Lender (the “Loan Application”). The undersigned hereby certifies that the information provided by Borrower contained in, or made in connection with, the Loan Application related to Borrower’s financial status (such as Borrower’s income, available cash, debts, expenses, credit obligations and the like), has not changed significantly and that such information accurately reflects Borrower’s current financial status. The undersigned certifies further that to the best of the undersigned’s knowledge and belief, there are no events or circumstances in the foreseeable future that would impair or have an adverse effect on Borrower’s ability to fulfill Borrower’s loan obligations, including, but not limited to Borrower’s obligation to make required periodic payments.

5.False, Misleading or Inaccurate Statements: The undersigned understands that Borrower will be in default under the terms of the Security Instrument if, during the application process for the Loan, Borrower or any persons or entities acting at the direction of Borrower or with Borrower’s knowledge or consent give materially false or misleading or inaccurate information or statements to Lender (or failed to provide Lender with material information) in connection with the Loan, including, but not limited to, representations concerning Borrower’s occupancy of the Property and Borrower’s financial status. The undersigned understands further that any intentional or negligent misrepresentations) of the information contained in, or made in connection with, the Loan Application, may result in severe civil and/or criminal penalties, including but not limited to fine, or imprisonment or both under Title 18 of the United States Code, Section 1001, et seq. and liability for monetary damages to the Lender, its agents, successors and assigns, insurers and any other person who may suffer any loss due to reliance upon any misrepresentation(s) which Borrower has made on or in connection with the Loan Application.

Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

By: /s/ Yevgeniy Davidzon

Name:Yevgeniy Davidzon

Title:Authorized Signer

STATE OF COLORADO

COUNTY of Jefferson

This record was acknowledged before me on MAY 3, 2023 (date) by Yevgeniy Davidzon (name[s] of individual[s]) as authorized signer

(type of authority, such as officer or trustee) of Here Collection LLC, Series #3, a series of Here Collection LLC (name of party on behalf of whom record was executed).

/s/ Melissa A Dusenberry                              (Seal)

Signature of Notarial Officer

Notary

Title of Office

My Commission Expires: 04/13/2024

BUSINESS PURPOSE AFFIDAVIT

THE UNDERSIGNED, Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company (“Borrower”), makes this Business Purpose Affidavit (“Affidavit”), freely and voluntarily under penalty of perjury pursuant to the laws of the State of Colorado.

Borrower intends to consummate a loan (the “Loan”), contemporaneously with the execution of this Affidavit wherein Vontive, Inc., a Delaware corporation, its successors and assigns (“Lender”) is lending to Borrower, Four hundred thousand and 00/100 Dollars ($400,000.00). Borrower recognizes that certain state and federal laws and regulations apply to loans for personal, household or family purposes and that Lender is unwilling to lend for such purposes. Lender would not make the Loan unless the Loan proceeds were to be used primarily for business or commercial purposes. Lender is relying on this Affidavit to determine the purpose for which the Loan proceeds are to be used. Borrower hereby certifies, represents, and warrants to Lender that the proceeds of the Loan will be used solely for business or commercial purposes. Borrower hereby releases, indemnifies and shall hold Lender harmless from any liability whatsoever if Borrower’s certification, representation and warranty is in any way inaccurate or untrue.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(Signature Page to Follow)

Dated: May ___, 2023

BORROWER:

Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

By: /s/ Yevgeniy Davidzon

Name:Yevgeniy Davidzon

Title:Authorized Signer

STATE OF COLORADO

COUNTY of Jefferson

This record was acknowledged before me on MAY 3, 2023 (date) by Yevgeniy Davidzon (name[s] of individual[s]) as authorized signer

(type of authority, such as officer or trustee) of Here Collection LLC, Series #3, a series of Here Collection LLC (name of party on behalf of whom record was executed).

/s/ Melissa A Dusenberry                               (Seal)

Signature of Notarial Officer

Notary

Title of Office

My Commission Expires: 04/13/2024

BORROWER CERTIFICATION AND AUTHORIZATION

The undersigned certify the following:

1.I/We have applied for a mortgage loan through Vontive, Inc. In applying for the loan, I/We completed a loan application containing various information on the purpose of the loan, the amount and source of the down payment, employment and income information, and the assets and liabilities. I/We certify that all of the information is true and complete. I/We made no misrepresentations in the loan application or other documents, nor did I/We omit any pertinent information. We acknowledge that Vontive, Inc. has relied on the veracity of the statements in the loan application in making this loan.

2.As applicable, I/We certify that the Scope of Work reflects my anticipated project costs to be true, correct, and complete to the best of my knowledge. I/We understand that any misrepresentations, false, or incomplete information is a contractual breach to the loan documents and will be deemed as fraud. I/We have reviewed and agree with all the line items, line item descriptions and costs contained within the Scope of Work proposal. As applicable, I/We understand that this is a reimbursement loan and funds will only be disbursed for installed materials and completed labor. I/We understand that all Change Orders must be reviewed and approved prior to work, and that Change Orders can be denied.

3.As applicable, I/We certify that the renovation costs to date dollar amount provided to the lender to be true, correct, and complete to the best of my knowledge. I/We understand that any misrepresentations, false, or incomplete information on costs to date is a contractual breach to the loan documents and will be deemed as fraud.

4.I/We understand and agree that Vontive, Inc. reserves the right to change the mortgage loan review processes to a full documentation program. This may include verifying the information provided on the application with the employer and/or the financial institution.

5.I/We fully understand that it is a Federal crime punishable by fine or imprisonment, or both, to knowingly make any false statements when applying for this mortgage, as applicable under the provisions of Title 18, United States Code, Section 1014.

The undersigned give authorization to release information:

1.I/We have applied for a mortgage loan through Vontive, Inc. As part of the application process, Vontive, Inc. and the mortgage guaranty insurer (if any) may verify information contained in my/our loan application and in other documents required in connection with the loan, either before the loan is closed or as part of its quality control program.

2.I/We authorize you to provide to Vontive, Inc. and to any investor to whom Vontive, Inc. may sell my mortgage, any and all information and documentation that they may request. Such information includes, but is not limited to, employment history and income; bank, money market and similar account balances; credit history and copies of income tax returns.

3.Vontive, Inc. or any investor that purchases the mortgage may assign this authorization in part or in whole to any purchaser or investor.

4.A copy of this authorization may be accepted as an original.

By: /s/ Yevgeniy Davidzon

Date: May 3, 2023

Name: Yevgeniy Davidzon

PATRIOT ACT INFORMATION DISCLOSURE

Borrower:Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

Property Address:1182 Ski Mountain Road, Gatlinburg, TN 37738

To help the government fight the funding of terrorism and money laundering activities. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who enters into lending transactions with us.

Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Patriot Act. Borrower represents and covenants that it is not and will not become an entity (a “Prohibited Person”) listed on the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”) or otherwise subject to any other prohibitions or restriction imposed by any laws or regulations administered by OFAC (collectively the “OFAC Rules”). Borrower represents and covenants that it also (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) is not otherwise associated with and will not become associated with a Prohibited Person, (d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism or a Prohibited Person. Borrower shall immediately notify Lender if Borrower has knowledge that any Guarantor or any member or beneficial owner of Borrower or any Guarantor is or becomes a Prohibited Person or (i) is indicted on or (ii) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not enter into any lease or any other transaction or undertake any activities related to the Loan in violation of anti-money laundering laws. Borrower shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or any anti-money laundering laws or anti-terrorism laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules, anti-terrorism laws and anti-money laundering laws, (C) provide information as Lender may require from time to time to permit Lender to satisfy its obligations under the OFAC Rules, anti-terrorism laws and/or the anti-money laundering laws and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. Borrower shall immediately notify Lender if any tenant becomes a Prohibited Person or (1) is convicted of, (2) pleads nolo contendere to, (3) is indicted on, or (4) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

During the course of our relationship with you, we will ask you for your name, address, organizational information and documentation, tax identification numbers, and other various information and documentation that will allow us to identify you. We may also ask to see the driver’s licenses of various individuals associated with Borrower, or such other identifying documents. By signing below, Borrower acknowledges receipt of this disclosure and agrees to provide such documentation and information as Lender requests.

BORROWER:

Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

By:           /s/ Yevgeniy Davidzon

Name.Yevgeniy Davidzon

Title:Authorized Signer

SERVICING TRANSFER DISCLOSURE STATEMENT

Lender:Vontive, Inc.
500 Sansome Street, Suite 615
San Francisco, CA 94111

NOTICE TO MORTGAGE LOAN BORROWERS): THE RIGHT TO COLLECT YOUR
MORTGAGE LOAN PAYMENTS MAY BE TRANSFERRED.

“Servicing” refers to collecting your monthly mortgage payments as well as sending any monthly or annual statements, tracking account balances and handling other aspects of your loan.

__X__ We may assign, sell or transfer the servicing of your loan while the loan is outstanding.

This transfer of the servicing does not affect any of the terms or conditions of your loan documents other than the terms directly related to the servicing of your loan.

Acknowledgement of Mortgage Loan Applicants)

I/We have read and understand the disclosure, and understand that the disclosure is a required part of the loan closing as evidenced by me/our signature(s) below.

BORROWER:

Here Collection, LLC Series #3, a series of Here Collection, LLC, a Delaware Limited Liability Company

By:         /s/ Yevgeniy Davidzon

Name.Yevgeniy Davidzon

Title:Authorized Signer

PROCEED/FUNDS DISBURSEMENT INSTRUCTIONS
BUYER

Date: May 3, 2023
File No: 123791TN
Re: 1182 Ski Mountain Road, Gatlinburg, TN 37738

The undersigned directs that the proceeds/funds due will be disbursed in the following manner:

[x] Held for pick up at this office (ID will be required)[  ] Sent via overnight delivery

Mailing Address:

NOTE: We do not use USPS to send out Borrower proceeds*

[ ] Other:

[ ] Sent via wire transfer (if checked. Attach wiring instructions of receiving bank or fill in below. With cyber fraud on the increase, we suggest you mail, use an overnight service or hand-deliver any items containing banking or other private information and not send via email)

Bank Name	FEDWIRE Routing No.
Name on Account	Account No.

Any further instructions:

Please provide your forwarding address:

MUST SIGN HERE TO AUTHORIZE DISBURSEMENTS AS SELECTED ABOVE.

Here Collection LLC, Series #3, a series of Here Collection LLC, a Delaware Limited Liability Company Date

By: /s/ Yevgeniy Davidzon

Yevgeniy Davidzon as Authorized Signer

BUYER CLOSING AGREEMENT

Title Company:First American Title Insurance Company and Endpoint Digital Closings, LLC.

File No.:123791TN

Buyer(s):Here Collection LLC, Series #3, a series of Here Collection LLC, a Delaware Limited Liability Company

Seller(s):

Lender:VONTIVE, INC.ISAOA/ATIMA

Property:1182 Ski Mountain Road, Gatlinburg, TN 37738, as further described in the Commitment for Title Insurance issued by Title Company under the above referenced file number (the “Title Commitment”)

This Buyer Closing Agreement (this “Agreement”) is issued in connection with the closing of Buyer’s purchase of the Property and/or loan by Lender (the “Transaction”) and issuance of an Owner’s Policy of Title Insurance to Buyer pursuant to the Title Commitment (the “Policy”). Each Buyer has had an opportunity to consult with their own attorney before signing this Agreement. Singular reference to Seller, Buyer, and/or Lender includes multiple individuals/entities identified above.

Each Buyer understands, acknowledges, represents, warrants, and agrees, for the benefit of Title Company, as follows:

1.WAIVER OF INSPECTION. As previously disclosed in the Title Commitment, the Policy will contain an exception as to “Rights of Parties in Possession”. “Rights of Parties in Possession” shall mean one or more persons who are themselves actually physically occupying the Property or a portion thereof, under a claim of right adverse to the record owner of the Property. Buyer may refuse to accept this exception. If Buyer refuses, Title Company may inspect the Property and may charge for the inspection. In addition, Title Company may make additional exceptions for matters revealed by the inspection. Buyer waives inspection of the Property as is satisfied to accept and does accept the Title Insurance Policy with and subject to the “Rights of Parties in Possession” exception.

2.ESCROW RESERVES FOR TAXES TO LENDER. Any escrow reserve account (if any) being established by Lender at closing for taxes, insurance, assessments or other amounts has been determined and calculated by Lender. If the initial escrow reserve deposit or any subsequent escrow payments are insufficient, Lender may require additional monies to make up the shortage and/or Lender may adjust the escrow reserve account payment to collect any shortage. Buyer approves the escrow deposit being made at closing and the subsequent escrow payments specified by Lender and agrees to hold harmless Title Company from any claim or loss that may arise due to Lender established escrow reserve accounts and escrow payments.

3.TITLE COMMITMENT. Buyer has received and reviewed a copy of the Title Commitment. Buyer has had an opportunity to review and hereby approves the exceptions and documents shown and referenced in Schedule B of the Title Commitment. The Title Commitment is not a statement of condition, opinion, or report of title. It is a contract to issue the Policy subject to the Title Commitment’s terms, conditions, and requirements. The

Policy will be written on the state specific form requested and will contain exclusions in the Policy, the exceptions set forth in Schedule B of the Title Commitment, and any additional exceptions to title resulting from the documents involved in the Transaction. The Policy will not cover loss, costs, attorneys’ fees or expenses resulting from any of the exceptions or exclusions in the Policy.

4.FLOOD ZONE. Title Company has not attempted to determine if the Property lies in a special flood hazard area, and has not made any representation concerning inclusion or proximity of the Property in relation to any flood-plain or flood hazard area. Information concerning special flood hazard areas may be available from government offices, a qualified surveyor, a land-engineering company, or a private flood-plain consultant.

5.TAX RENDITION AND EXEMPTIONS. Buyer is responsible to “render” the Property for taxation by notifying the appraisal districts) of the change in the Property’s ownership and of Buyer’s proper address for tax billing. Taxes may have been assessed on the basis of various exemptions obtained by Seller and exemptions may not carry over to Buyer. Buyer is responsible to apply for and satisfy requirements of the appraisal district(s) for exemptions to which Buyer may be entitled within the period of time allowed. Buyer agrees to hold harmless Title Company from any claim or loss that may arise due to tax renditions or loss of or failure to obtain any exemptions.

6.INVOLUNTARY LIENS AGAINST BUYER. Title Company has not performed a search of the public records for possible federal or state tax liens, abstracts of judgments, or other involuntary liens which may have been filed against Buyer. Buyer understands that such involuntary liens may affect title or title requirements in the future. The Policy will not insure Buyer against any such matters.

7.ACCEPTANCE OF SURVEY MATTERS: (If applicable) Buyer has received and reviewed a copy of the survey of the Property furnished for use in the Transaction acknowledges the matters of conflict, encroachments) and/or discrepancies disclosed by the survey.

SURVEY AMENDMENT ACCEPTANCE: Buyer may obtain additional coverage by amending the exception for “Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements” to read “shortages in area” only. If not declined prior to closing, Title Company may assume Buyer desires the additional coverage and charge the additional premium for this coverage on the settlement statement.

8.THE SELLER HAS DISCLOSED TO BUYER AND TITLE COMPANY IF THE PROPERTY IN THIS TRANSACTION IS SUBJECT TO MEMBERSHIP IN ANY HOMEOWNERS, PROPERTY OWNERS OR CONDOMINIUM ASSOCIATION (“ASSOCIATION”).

As such, Buyer should contact the Association(s) [or its managing agent(s)] to ascertain the exact amount of future dues or assessments and Buyer’s other obligations thereunder. Buyer agrees to hold harmless Title Company from any claim or loss related to Association assessments.

Buyer knows of no claim or allegation by any Association, governmental authority, or other party alleging or claiming that any violation of covenants, conditions and restrictions affecting the Property as referenced in the Title Commitment exists.

9.AGRICULTURAL, OPEN SPACE OR TIMBER PROPERTY TAX EXEMPTION OR VALUATION. If the Property is subject to an agricultural, open space, or timber property tax exemption or valuation, and the exemption is removed, taxing authorities may roll back taxes (i.e., assess additional taxes for the current and/or prior years). The Title Company assumes no responsibility for any roll back taxes that are subsequently assessed and the Policy will not provide any coverage with respect to such taxes. Buyer agrees to hold Title Company harmless from any claim or loss that may arise due to any such exemption being removed, including any taxes, interest, or penalties assessed in any supplemental tax bill.

10.OVER 65 OR OTHER EXEMPTIONS. If the Property is subject to an over 65 or other exemption, the taxing authorities may remove the exemption and assess the taxes for some or all of the year without the exemption. The taxing authorities may send a supplemental tax bill assessing for some or all of the year without the exemption. If the Policy takes exception for taxes for the current year, Title Company will have no liability or obligation with respect to any supplemental tax bill due to Seller’s over 65 exemption being removed for some or all of the year, and Buyer will hold harmless Title Company from any claim or loss due to this exemption being removed, including any taxes, interest, or penalties assessed in any supplemental tax bill.

11.SPLIT OUT - TAXES. If the Property has been assessed as part of a larger tract, then Seller and Buyer will be responsible for establishing any “split out” tax accounts with the taxing authorities and Title Company will not have any obligation with respect thereto. Buyer agrees to indemnify and hold harmless Title Company from any claim or loss related to the “split out” of taxes, including any supplemental tax bill.

12.RIGHT TO CONSULT AN ATTORNEY. Buyer understands that Buyer has the right to consult their own attorney. As an accommodation to Seller and Buyer, Title Company may have requested one or more attorneys (“Attorney”) to prepare documents for the Transaction (“Documents”). Title Company and its employees and attorneys do not represent and have not given legal advice to Buyer with respect to the purchase of the Property or any Documents. Attorney’s fees for preparing the Documents are approved and will be paid as shown in the settlement statement. Buyer releases Title Company from all liability resulting from any mistake, omission, or error by the Attorney, provided Buyer does not waive any coverage under the Policy. Buyer has had an opportunity to retain their own attorney to prepare or review documents prior to closing. Buyer approves the Documents.

Buyer has reviewed and approves all Deeds being executed in the Transaction, including the descriptions of the Property, and any exceptions, reservations, and/or restrictions, in the Deed, including any exceptions or reservations for (or failure to reserve) any interest or lease in oil, gas or other minerals, and any waiver, grant, or reservation of surface rights. The name(s) and address of the Grantee(s) are correctly stated in the Deed to Buyer.

13.NO REPRESENTATIONS OF TITLE. The Title Commitment and Policy are not and will not be abstracts of title, title reports, or representations of title. The Policy is a contract of indemnity. Nothing in this Agreement implies, creates or increases any Policy coverage or other obligation of Title Company.

14.PRORATIONS. Buyer has reviewed, approves, and consents to the prorations of property taxes, Association dues or assessments, rents, and other prorations as shown on the settlement statement Seller and Buyer may re-prorate or adjust any matters of reimbursement and prorations if and as provided in their contract. Prorations and adjustments are to be made directly between Seller and Buyer, and Title Company will have no obligation to calculate or collect any re-prorations or adjustments. Title Company will not be liable for any amount due to or by any party as a result of any party’s right to a re-proration or adjustment. Buyer agrees to hold harmless Title Company from any claim or loss that may arise due to any right to or demand made by any party for re-proration or adjustment.

15.ACCEPTANCE OF REPAIRS. If Seller and Buyer have previously agreed upon any repairs to the Property, Buyer will look solely to Seller with respect thereto and authorizes Title Company to close the Transaction without further verification that repairs have been completed properly or in accordance with any agreement between Seller and Buyer. Buyer agrees to hold harmless Title Company from any claim or loss related to repairs or the physical condition of the Property.

16.ERRORS AND OMISSION COMPLIANCE AGREEMENT. Title Company may rely on information provided by third parties. Buyer agrees to adjust for any errors and/or omissions relating to such third party information. This includes but is not limited to any adjustments for property tax payments, water bill pro- rations, insurance premiums, repair bills, any sums due by Seller or Buyer under the contract with Seller, or any undisclosed monies to be collected. Buyer agrees to provide Title Company with any additional funds for which Buyer is responsible within five business days after request is made. If any Documents, settlement statements, closing disclosures, or other closing documents do not accurately contain all of the agreed terms of the Transaction (including but not limited to proper names of parties, property descriptions, exceptions to title, reservations, or restrictions), due to a mistake, omission, or error by the Attorney, Title Company, any or all of the parties to the Transaction, or others, Buyer will execute new documents to correct the mistake, omission, or error upon request by the other party or Title Company.

17.IF ANY MATTERS ARE DISCLOSED IN THIS AGREEMENT, ADDITIONAL REQUIREMENTS MAY BE MADE AND CLOSING MAY BE DELAYED.

18.CLOSING OBLIGATIONS. If any funds are due by Buyer in the closing of the Transaction, as shown on the settlement statement signed at closing or otherwise, Buyer agrees to pay such funds to Title Company at closing. Buyer agrees to indemnify and hold harmless Title Company from and against any liability, loss, cost or claim arising from any breach of Buyer’s obligations under any contract as may be asserted by Seller or any broker or agent, including but not limited to any claim for a commission, brokerage fee, finder’s fee, or referral fee for which Buyer may be liable.

19.CLOSING DISCLAIMER. All requirements for funding and disbursements have not yet been completed. No promise or representation has been made by Title Company that the Transaction has closed or will close, or that any party has performed or will perform their closing obligations.

20.RELIANCE AND INDEMNITY. Title Company is entitled to rely on this Agreement. Title Company would not issue the Policy or any loan policy or close the Transaction but for the statements and agreements herein, and such statements and agreements are made as a material inducement for the issuance of the Policy, loan policy(ies) and the closing of the Transaction. Buyer shall be responsible to Title Company for and shall indemnify and hold harmless Title Company against any loss, costs or liability that may be incurred by Tide Company due to any of the statements contained herein not being true. If there are multiple Buyers, then Buyers’ obligations under this Agreement are joint and several.

21.This Agreement may be executed electronically and/or in multiple counterparts, which collectively constitute one instrument. If any counterpart is executed electronically, another counterpart does not have to be executed in the same manner, and the validity or enforceability of this Agreement or any counterpart will not be impaired or affected as a result. This Agreement is effective with respect to and binding upon each Buyer signing below notwithstanding any other Buyer’s failure to sign this Agreement. Headings used in this Agreement do not limit any statements or agreements of Buyer made in this Agreement.

5/3/2023

Here Collection LLC, Series #3, a series of Here Collection LLC, a Delaware Limited Liability Company

By:

Yevgeniy Davidzon as Authorized Signer